Exhibit (b)

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

dated as of December 12, 2012

by and among

ORBITAL SCIENCES CORPORATION,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swingline Lender and Issuing Lender

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC.

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A.

and

BANK OF AMERICA, N.A.

as Co-Syndication Agents

PNC BANK, N.A.

and

U.S. NATIONAL ASSOCIATION

as Co-Documentation Agents

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 12, 2012, is by and among ORBITAL SCIENCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”) and each lender party hereto (the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors from time to time party thereto, certain banks and financial institutions from time to time party thereto (the “Current Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of June 7, 2011 (as amended by that certain First Amendment to Credit Agreement dated as of October 31, 2012 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders make certain amendments to the Credit Agreement, including (i) the extension of the Maturity Date of the existing revolving credit facility to five years from the Second Amendment Effective Date (as defined below) and (ii) the addition of a term loan facility in the amount of $150,000,000 (the “Term Loan Facility”) to be provided by certain Lenders (the “Term Loan Lenders”);

WHEREAS, the Administrative Agent and the Lenders are willing to make such amendments to the Credit Agreement and the Term Loan Lenders are willing to provide the Term Loan Facility, in accordance with and subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

As of the Second Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

1.1 Amended Credit Agreement. The Credit Agreement (but excluding the Schedules and Exhibits thereto) is amended in its entirety to read in the form of such Credit Agreement attached hereto as Exhibit A to this Amendment.

1.2 Amendment to Schedule 1.1. Schedule 1.1 [Revolving Commitments and Revolving Commitment Percentages] to the Credit Agreement is hereby amended in its entirety to read in the form of such Schedule attached hereto as Annex I to this Amendment and shall be referred to as “Commitments and Commitment Percentages”.

1.3 Amendment to add Exhibit A-3. The Credit Agreement is hereby amended by inserting a new exhibit in the form of Exhibit A-3 [Form of Term Loan Note] attached as Annex II to this Amendment.

1.4 Amendment to Exhibit B. Exhibit B [Form of Notice of Borrowing] to the Credit Agreement is hereby amended in its entirety to read in the form of such Exhibit attached hereto as Annex III to this Amendment.

1.5 Amendment to Exhibit D. Exhibit D [Form of Notice of Prepayment] to the Credit Agreement is hereby amended in its entirety to read in the form of such Exhibit attached hereto as Annex IV to this Amendment.

1.6 Amendment to Exhibit E. Exhibit E [Form of Notice of Conversion/Continuation] to the Credit Agreement is hereby amended in its entirety to read in the form of such Exhibit attached hereto as Annex V to this Amendment.

ARTICLE II

LENDER JOINDER AND

REVOLVER REALLOCATION

2.1 Lender Joinder. Each of JPMorgan Chase Bank, N.A. and Union Bank, N.A. (each a “New Lender” and collectively, the “New Lenders”), by its execution of this Amendment, hereby acknowledges, agrees and confirms (i) its Revolving Commitment and Term Loan Commitment in an aggregate principal amount for such New Lender set forth on Schedule 1.1 to the Credit Agreement (and attached hereto as Annex I) and its obligation to make its portion of the Revolving Loans and Term Loans to the Borrower in accordance with the provisions of the Credit Agreement and (ii) that each New Lender will, as of the Second Amendment Effective Date, be a party to the Credit Agreement and be bound by the provisions of the Credit Agreement and have the rights and obligations of a Lender thereunder.

2.2 Exiting Lenders. As of the Second Amendment Effective Date, (i) each of Sovereign Bank and Royal Bank of Canada (each an “Exiting Lender” and collectively, the “Exiting Lenders”) shall no longer be deemed a Lender under the Credit Agreement or any other Loan Document and (ii) each Exiting Lender shall no longer have any obligations with respect to the Credit Agreement and the other Loan Documents (other than any contingent indemnification obligations which by their terms expressly survive).

2.3 Revolving Facility Reallocation. On the Second Amendment Effective Date, the Borrower shall pay to each of the Current Lenders immediately before giving effect to this

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Amendment (including the Exiting Lenders) all accrued interest, fees (including letter of credit fees) and other amounts owing to such Lender in its capacity as a Revolving Lender under the Credit Agreement. Each of the Lenders acknowledges and agrees that as of the Second Amendment Effective Date, (i) the aggregate Revolving Commitments and Term Loan Commitments of the Lenders (including the New Lenders) shall be as set forth on Schedule 1.1 to the Credit Agreement (and attached hereto as Annex I) and (ii) any outstanding obligations of the Current Lenders in their capacity as a Revolving Lender (including with respect to any obligations as an L/C Participant and any obligations to refund Swingline Loans in accordance with the Credit Agreement) shall be automatically reallocated in accordance with such Lender’s Revolving Commitment Percentage as set forth on Schedule 1.1 to the Credit Agreement (and attached hereto as Annex I).

ARTICLE III

CONDITIONS TO EFFECTIVENESS

3.1 Closing Conditions. This Amendment shall be deemed effective as of the date on which the following conditions are satisfied (the “Second Amendment Effective Date”):

(a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent, the Current Lenders (excluding the Exiting Lenders) and the New Lenders.

(b) Notes. The Administrative Agent shall have received a copy of (i) a Term Note in favor of each Term Loan Lender requesting a Term Loan Note (ii) a Revolving Note in favor of each New Lender requesting a Revolving Note.

(c) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in Section 4.2 hereto and in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Amendment, the Credit Agreement and the other Loan Documents; (C) after giving effect to the transactions contemplated pursuant to this Amendment, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2011, no material adverse condition or material adverse change has occurred, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower and its Subsidiaries, taken as a whole; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in

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Section 3.1 of this Amendment and in Section 6.2 of the Credit Agreement (it being understood that such Responsible Officer is making no certification or representation as to any condition in Section 3.1 of this Amendment and in Section 6.2 of the Credit Agreement, the satisfaction of which is subject to the Administrative Agent’s discretion).

(ii) Certificate of Secretary of each Credit Party. A certificate of a Secretary or a Responsible Officer of each Credit Party certifying that (A)(i) the articles or certificate of incorporation or formation and (ii) the bylaws or other governing document, in each case, of such Credit Party, delivered on the Closing Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof, and (B) attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder (including the incurrence of the Term Loan).

(iii) Certificates of Good Standing. (A) Short form certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and (B) short form certificates (or other evidence reasonably acceptable to the Administrative Agent) as of a recent date of the good standing of each Credit Party under the laws of each jurisdiction (other than its jurisdiction of organization) where such Credit Party is qualified to do business and failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Amendment and the other Loan Documents (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(d) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Amendment and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii) No Injunction, Etc. No action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed in any court or before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages (i) in respect of, or which is related to or arises out of this Amendment or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

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(e) Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, certifying that as of the Second Amendment Effective Date, after giving effect to the transactions contemplated hereby (including the incurrence of the Term Loan), the Credit Parties and their Subsidiaries, taken as a whole, are Solvent.

(f) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 4.2 of the Credit Agreement.

(g) PATRIOT Act. The Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent or any New Lender in order to comply with requirements of the PATRIOT Act.

(h) Payment of Fees and Expenses. The Borrower shall have paid (A) to the Administrative Agent, for the account of each Lender that is a Current Lender consenting to this Amendment, of an amendment fee equal to 10.0 basis points on such Lender’s outstanding Revolving Commitment under the Revolving Facility immediately prior to giving effect to this Amendment, (B) to the Administrative Agent, for the account of each Lender providing a Term Loan Commitment, an upfront fee equal to 25.0 basis points on the aggregate amount of the Term Loan Commitments provided by such Lender, (C) to the Administrative Agent, for the account of each Current Lender that is providing a Revolving Commitment pursuant to Schedule 1.1 to the Credit Agreement (as attached hereto as Annex I) in excess of such Current Lender’s Revolving Commitment in effect immediately prior to the effectiveness of this Amendment (such excess, an “Increased Commitment”), an upfront fee equal to 35.0 basis points on the aggregate amount of the Increased Commitment of such Current Lender, (D) to the Administrative Agent, for the account of each New Lender providing a new Revolving Commitment, an upfront fee equal to 35.0 basis points on the aggregate amount of the new Revolving Commitments provided by such New Lender, (E) to the Administrative Agent all fees due and payable in connection with this Amendment and all reasonable and documented out-of-pocket fees and expenses in connection with the preparation, execution and delivery of this Amendment (including, without limitation, all fees and expenses of Moore & Van Allen PLLC due and payable in connection with this Amendment and all outstanding fees and expenses previously incurred in accordance with Section 12.3 of the Credit Agreement) and (F) to the Arrangers and the Lenders the other fees due and payable in connection with this Amendment.

ARTICLE IV

MISCELLANEOUS

4.1 Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

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4.2 Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No material consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than (i) those that have already been obtained and are in full force and effect and (ii) filings with the United States Securities and Exchange Commission pursuant to applicable Requirements of Law.

(d) The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e) After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f) The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected to the extent required by the terms of the Security Documents and, to the extent so perfected, prior to all Liens other than Permitted Liens.

(g) Except as specifically provided in this Amendment, the Credit Party Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

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4.4 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5 Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment in accordance with Section 12.3 of the Credit Agreement.

4.6 Further Assurances. The Credit Parties agree to promptly take such action, upon the reasonable request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

4.9 No Actions, Claims, Etc. As of the date hereof, each of the Credit Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.11 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12 General Release. In consideration of the willingness of the Administrative Agent and certain of the Lenders to enter into this Amendment, each Credit Party hereby releases and forever discharges the Administrative Agent, the Issuing Lender, the Swingline Lender, the Lenders and the Administrative Agent’s, the Issuing Lender’s, the Swingline Lender’s, and the Lenders’ respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether

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arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any of the Bank Group arising out of the Loan Documents on or prior to the date hereof.

4.13 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 12.5 and 12.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	ORBITAL SCIENCES CORPORATION

	By:	/s/ Michael R. Williams
	Name:	Michael R. Williams
	Title:	Senior Vice President and Treasurer

GUARANTOR:	ORBITAL INTERNATIONAL LLC

	By:	/s/ Michael R. Williams
	Name:	Michael R. Williams
	Title:	Senior Vice President and Treasurer

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT
AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swingline Lender, Issuing Lender
and Lender

	By:	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Managing Director

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	CITIBANK, N.A.

	By:	/s/ Michael Zicari
	Name:	Michael Zicari
	Title:	Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Monica Sevila
	Name:	Monica Sevila
	Title:	Senior Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Douglas T. Brown
	Name:	Douglas T. Brown
	Title:	SVP

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ James E. Davis
	Name:	James E. Davis
	Title:	Senior Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	COMERICA BANK

	By:	/s/ Blake Arnett
	Name:	Blake Arnett
	Title:	Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Anthony Galea
	Name:	Anthony Galea
	Title:	Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	UNION BANK, N.A.

	By:	/s/ Ching Lim
	Name:	Ching Lim
	Title:	Vice President

ORBITAL SCIENCES CORPORATION

SECOND AMENDMENT TO CREDIT AGREEMENT

LENDER:	THE NORTHERN TRUST COMPANY

	By:	/s/ Louise Anderson
	Name:	Louise Anderson
	Title:	Officer

EXHIBIT A

Credit Agreement

(amended in its entirety)

[see attached]

Published CUSIP Number: 68556DAC0

Revolving CUSIP Number: 68556DAD8

Term Loan CUSIP Number: 68556DAE6

EXHIBIT A TO SECOND AMENDMENT

CREDIT AGREEMENT

dated as of June 7, 2011

(as amended by that First Amendment to Credit Agreement dated as of October 31, 2012 and as further amended in its entirety on December 12, 2012)

by and among

ORBITAL SCIENCES CORPORATION,

as Borrower,

THE SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swingline Lender and Issuing Lender

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC.

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

CITIBANK, N.A.

and

BANK OF AMERICA, N.A.

as Co-Syndication Agents

PNC BANK, N.A.

and

U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

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EXHIBITS

Exhibit A-1	-	Form of Revolving Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3	-	Form of Term Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Joinder Agreement
Exhibit J	-	Form of Springing Maturity Date Certificate

SCHEDULES

Schedule 1.1	-	Commitments and Commitment Percentages
Schedule 1.2	-	Existing Letters of Credit
Schedule 1.3	-	Orbital Launch Support Assets
Schedule 7.13	-	Subsidiaries
Schedule 7.17	-	Intellectual Property; Licenses, Etc.
Schedule 7.18	-	Legal Name; State of Formation
Schedule 7.19	-	Real Property Matters
Schedule 9.1	-	Existing Liens
Schedule 9.2	-	Existing Investments
Schedule 9.3	-	Existing Indebtedness

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CREDIT AGREEMENT, dated as of June 7, 2011, by and among ORBITAL SCIENCES CORPORATION, a Delaware corporation, (the “Borrower”), the Guarantors (as defined herein), the lenders who are party to this Agreement and the lenders who may become party to this Agreement pursuant to the terms hereof (collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, Swingline Lender and Issuing Lender.

STATEMENT OF PURPOSE

The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.

The following terms when used in this Agreement shall have the meanings assigned to them below:

“Accepting Lenders” shall have the meaning assigned to such term in Section 5.16(a).

“Acquisition” by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Additional Convertible Notes” means any debt securities issued by the Borrower in accordance with Section 9.3(j)(II) hereof the terms of which provide for conversion into Capital Stock, cash or a combination thereof so long as the conditions to conversion thereof are reasonably satisfactory to the Administrative Agent (provided that it is acknowledged that conditions to conversion that are substantially similar to those conditions to conversion applicable to the Existing Convertible Notes are satisfactory to the Administrative Agent), as amended, modified or supplemented from time to time.

“Additional Convertible Note Documents” means the Additional Convertible Notes, the indenture(s) governing the Additional Convertible Notes and all other definitive documents, instruments and agreements relating thereto, in each case as amended, modified and supplemented from time to time.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term “control” means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative thereto.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Alternative Currency” means Canadian Dollars, Euros, Sterling or such other currency as the Administrative Agent and the Issuing Lenders may from time to time determine. For purposes of this definition, “Canadian Dollar” means the lawful currency of Canada, “Euro” means the single currency of the participating member states of the European Community and “Sterling” means the lawful currency of the United Kingdom.

“Anti-Terrorism Order” shall mean that certain Executive Order 13224 signed into law on September 23, 2001.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means, except as provided below with respect to the Term Loan, the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	Revolving Facility LIBOR Loans	Revolving Facility Base Rate Loans	Commitment Fee
I	Less than 2.50 to 1.00	1.75%	0.75%	0.30%

II	Greater than or equal to 2.50 to 1.00 but less than 3.50 to 1.00	2.00%	1.00%	0.375%

III	Greater than or equal to 3.50 to 1.00	2.50%	1.50%	0.50%

The Applicable Margin for the Revolving Facility shall be determined and adjusted quarterly on the date (each a “Calculation Date”) ten (10) Business Days after the day by which the Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (beginning with the Fiscal Quarter ending September 30, 2011); provided that (a) the Applicable Margin for the Revolving Facility shall be based on Pricing Level I until the first Calculation Date occurring after the Closing Date, and thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin for the Revolving Facility from such Calculation Date shall be based on Pricing Level III until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin for the Revolving Facility shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin for the Revolving Facility shall be applicable to all Extensions of Credit under the Revolving Facility then existing or subsequently made or issued. Notwithstanding the foregoing, the Applicable Margin with respect to the Term Loan during the term of this Agreement shall be (a) 1.75% per annum in the case of LIBOR Loans and (b) 0.75% per annum in the case of Base Rate Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as joint lead arrangers and joint bookrunners, and their respective successors.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, as determined by the Administrative Agent in its reasonable judgment.

“Audited Financial Statements” means the audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries for the Fiscal Years ended December 31, 2008, December 31, 2009 and December 31, 2010, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Years of the Borrower and its Subsidiaries, including the notes thereto.

“Availability” means, as of any date of determination, after giving pro forma effect to any borrowing contemplated as of such date, the difference between the Revolving Commitments as of such date and the Revolving Outstandings as of such date.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended modified, succeeded or replaced from time to time.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except with respect to the relevant affected Lender or Lenders during any period of time during which a notice delivered to the Borrower under Section 5.8 shall remain in effect, LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the applicable LIBOR Rate (but in any event no more frequently than on a daily basis).

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Lease” means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Equivalents” means all securities convertible into or exchangeable for Capital Stock and all warrants, options or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable or exercisable.

“Cash” means any immediately available funds in Dollars.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders, the Swingline Lender or Revolving Lenders (as applicable), as collateral for L/C Obligations, Obligations with respect of Swingline Loans or obligations of Revolving Lenders to fund participations in respect thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, each applicable Issuing Lender or the Swingline Lender benefitting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) each applicable Issuing Lender or the Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.

“Change of Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 35% or more of the issued and outstanding Voting Stock of the Borrower, (b) during any period of twenty-four consecutive calendar months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office or (c) or the occurrence of a “Fundamental Change”, “Change of Control” or other similar term under, and as defined in, any of the Convertible Note Documents or any indenture or instrument evidencing Indebtedness in excess of $10,000,000.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citi” means Citibank, N.A. and its successors.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, collectively, as to all Lenders, the Revolving Commitments and the Term Loan Commitments of such Lenders.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated Cash Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the Consolidated Interest Expense for such period less the Consolidated Non-Cash Interest Expense for such period.

“Consolidated EBITDA” means, for any period for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (a) Consolidated Interest Expense for such period, (b) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period and (c) the amount of depreciation and amortization expense for such period, all as determined in accordance with GAAP minus the sum of, in each case to the extent included in calculating such Consolidated Net Income but without duplication, (i) any credit for income tax and (ii) any other non-cash gains which have been added in determining Consolidated Net Income; provided, however, notwithstanding the foregoing, the following shall not be included as deductions from Consolidated EBITDA: (A) non-cash charges, non-cash losses and extraordinary expenses for such period, (B) premiums paid to call or repurchase outstanding Convertible Notes, (C) the amount of any compensation deduction as the result of any grant of Capital Stock and Capital Stock Equivalents to employees, officers, directors or consultants, (D) write-offs of deferred financing costs, (E) write-offs or charges in respect of goodwill impairment, (F) non-recurring non-capitalized cash expenses incurred in connection with the consummation of any Acquisition or any proposed Acquisition that ultimately fails to close or is abandoned in an aggregate amount for all such Acquisitions and failed Acquisitions not to exceed 5% of Consolidated EBITDA for such period and (G) the cost savings and synergies projected by the Borrower in good faith to be realized (calculated on a pro forma basis as if realized commencing at the beginning of the four Fiscal Quarter period for which Consolidated EBITDA is being calculated); provided such cost savings and synergies shall be certified by the chief financial officer of the Borrower and shall (I) be directly attributable to a specific transaction, be factually supportable and be expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X, and shall include cost savings from head count reduction closure of facilities and similar restructuring charges and (II) relate to specific transactions or events and be reflective of actual or reasonably anticipated for cost savings and synergies expected to be realized or achieved in the twelve months following such transaction or event.

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period; provided, however, that for the purposes of this definition, “Consolidated Cash Interest Expense” shall be substituted for “Consolidated Interest Expense” in the calculation of Consolidated EBITDA.

“Consolidated Interest Expense” means, for any period for the Borrower and its Subsidiaries on a Consolidated basis, all interest expense of the Borrower and its Subsidiaries for such period determined in accordance with GAAP (including, without limitation, the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP).

“Consolidated Net Income” means, for any period for the Borrower and its Subsidiaries on a Consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains) for such period as determined in accordance with GAAP.

“Consolidated Net Loss” means, for any period for the Borrower and its Subsidiaries on a Consolidated basis, the net loss of the Borrower and its Subsidiaries (excluding extraordinary losses) for such period as determined in accordance with GAAP.

“Consolidated Non-Cash Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of the following amounts to the extent included in the definition of Consolidated Interest Expense (a) the amount of debt discount and debt issuance costs amortized, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Funded Indebtedness, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

“Consolidated Senior Secured Funded Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on any Property of the Borrower or any Subsidiary.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended; provided that, for the purposes of determining the Consolidated Senior Secured Leverage Ratio, the Borrower shall be able to reduce Consolidated Senior Secured Funded Indebtedness by unrestricted domestic cash and Netting Cash Equivalents of the Borrower and its Domestic Subsidiaries, in an amount not to exceed $100,000,000, so long as (i) less than $10,000,000 of Revolving Loans (exclusive of any outstanding Letters of Credit) and Swingline Loans are outstanding under the Revolving Facility at such time and (ii) such cash and Netting Cash Equivalents are held in accounts with Lenders that are subject to Control Agreements (with activation) reasonably satisfactory to the Administrative Agent in favor of the Administrative Agent (for the benefit of the Lenders).

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters most recently ended; provided that, for the purposes of determining the Consolidated Total Leverage Ratio, the Borrower shall be able to reduce Consolidated Funded Indebtedness by unrestricted domestic cash and Netting Cash Equivalents of the Borrower and its Domestic Subsidiaries, in an amount not to exceed $100,000,000, so long as (i) less than $10,000,000 of Revolving Loans (exclusive of any outstanding Letters of Credit) and Swingline Loans are outstanding under the Revolving Facility at such time and (ii) such cash and Netting Cash Equivalents are held in accounts with Lenders that are subject to Control Agreements (with activation) reasonably satisfactory to the Administrative Agent in favor of the Administrative Agent (for the benefit of the Lenders).

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Capital Stock, Capital Stock Equivalent, bond, debenture, note or other evidence of Indebtedness issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” shall mean, with respect to any Deposit Account or Securities Account of a Credit Party, an agreement, among a Credit Party, a depository institution or securities intermediary, as applicable, and the Administrative Agent, which agreement is in a form acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit or securities account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Convertible Notes” mean, collectively, the Existing Convertible Notes and the Additional Convertible Notes.

“Convertible Note Documents” means, collectively, the Existing Convertible Note Documents and the Additional Convertible Note Documents.

“Convertible Notes Escrow Account” means any deposit account of the Borrower holding funds in escrow solely for the repayment, repurchase or redemption of amounts outstanding under any Convertible Notes to the extent (i) the escrow terms and documentation are reasonably satisfactory to the Administrative Agent and (ii) the Administrative Agent shall be reasonably satisfied with the arrangements pursuant to which such Convertible Notes will be repaid, repurchased or redeemed with the amounts held in such deposit account.

“Credit Facility” means, collectively, the Revolving Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrower and the Guarantors.

“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 5.15(g), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Lender or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(g)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, each Swingline Lender and each Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any Subsidiary (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (i) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business of the Borrower and its Subsidiaries, (ii) the sale, lease, license, transfer or other disposition of personal property (including, without limitation, intellectual property) no longer used in the conduct of business of the Borrower and its Subsidiaries, (iii) any sale, lease, license, transfer or other disposition of Property by the Borrower or any Subsidiary to any Credit Party, (iv) any Involuntary Disposition by the Borrower or any Subsidiary, (v) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to another Foreign Subsidiary, (vi) the license by the Borrower or any Subsidiary, on a non-exclusive basis, of IP Rights in the ordinary course of business, (vii) the surrender or waiver of contract rights in the ordinary course of business, (viii) the settlement, release or surrender of tort or other litigation (or potential litigation) claims in the ordinary course of business and (ix) the grant of Permitted Liens or the making of Permitted Investments.

“Disputes” means any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.

“Dollar Equivalent” shall mean, at any time, (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount in Alternative Currency or an amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined by the Administrative Agent or such Issuing Lender as of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice or any other condition has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Debt” has the meaning set forth in Section 1.10.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.11(a) and (d) any Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 17, 2007, by and among the Borrower, the lenders party thereto and Citibank, N.A., as administrative agent, as amended or modified from time to time prior to the date hereof.

“Existing Convertible Notes” means those certain convertible senior subordinated notes due 2027, issued by the Borrower, as amended, modified, and supplemented, from time to time.

“Existing Convertible Note Documents” means the Existing Convertible Notes, the indenture governing the Existing Convertible Notes and all other definitive documents, instruments and agreements relating thereto, in each case as amended, modified and supplemented from time to time.

“Existing Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.2.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of the Term Loan made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“Facilities” means the facilities owned, leased or operated by the Borrower or its Subsidiaries.

“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions); provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA provides a commercially reasonable mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” means the fee letter agreement dated May 12, 2011 among the Borrower, the Administrative Agent and the Arrangers.

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Fitch” means Fitch Ratings and any successor thereto.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, for any Person, for any period:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under letters of credit, bankers’ acceptances, bank guaranties and similar instruments;

(e) all obligations in respect of the deferred purchase price of Property or services (other than trade accounts payable in the ordinary course of business);

(f) all Attributable Indebtedness;

(g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments prior to the Maturity Date;

(h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i) all Guaranty Obligations with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent such Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any obligation arising under letters of credit, bankers’ acceptances, bank guaranties and similar instruments shall be the daily amount available to be drawn thereunder on the date of determination. Notwithstanding anything herein to the contrary, “Funded Indebtedness” shall not include obligations under (x) bankers acceptances, surety bonds or performance letters of credit or (y) to the extent secured by cash collateral, other letters of credit.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means, collectively, all direct and indirect Domestic Subsidiaries of the Borrower (other than any Immaterial Domestic Subsidiary; provided, however that such Immaterial Domestic Subsidiary shall be required to be Guarantors to the extent that (x) the Borrower and the Administrative Agent otherwise agree or (y) such Immaterial Domestic Subsidiary has entered into Guaranty Obligations in respect of other Indebtedness of the Borrower) in existence on the Closing Date or which becomes a party to this Agreement pursuant to Section 8.12; provided further, notwithstanding the foregoing, that any Foreign Subsidiary of the Borrower (a “Specified Foreign Subsidiary”) shall be required to be a Guarantor hereunder to the extent such Subsidiary has entered into Guaranty Obligations in respect of, such Subsidiary has granted a security interest in any of its property to secure, or more than 66% of the Voting Stock of such Subsidiary has been pledged to secure, directly or indirectly, any obligations under any Indebtedness (other than the Obligations) of any Credit Party.

“Guaranty” means, the Guaranty made by the Guarantors in favor of the Administrative Agent and Lenders pursuant to Article XIII.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.

“Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Domestic Subsidiary” means (a) the Non-Guarantor Subsidiary unless and until either (i) the revenue of the Non-Guarantor Subsidiary exceeds one percent (1%) of the revenue of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP or (ii) the book value of the assets of the Non-Guarantor Subsidiary exceeds one percent (1%) of the book value of the assets of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP and (b) any other Domestic Subsidiary unless and until (i) the revenue of such Domestic Subsidiary exceeds 1% of the revenue of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP or (ii) the book value of the assets of such Domestic Subsidiary exceeds 1% of the book value of the assets of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

“Increased Amount Date” has the meaning assigned thereto in Section 5.13.

“Incremental Lender” has the meaning assigned thereto in Section 5.13.

“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13.

“Incremental Loans” has the meaning assigned thereto in Section 5.13.

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13.

“Indebtedness” means, as to any Person at a particular time, without duplication, all Funded Indebtedness and all net obligations under any Hedge Agreement, whether or not included as indebtedness or liabilities in accordance with GAAP. For purposes hereof, (a) “Indebtedness” shall not include any reimbursement or other obligation with respect to bankers’ acceptances, surety bonds and performance bonds, whether or not matured and (b) the amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes.

“Individual L/C Sub-Commitment” means, as of any date of determination, as to any Issuing Lender, such Issuing Lender’s committed portion of the L/C Commitment as may be agreed upon by the Issuing Lenders, the Administrative Agent and the Borrower from time to time, including in connection with any reallocation of such Issuing Lender’s committed portion of the L/C Commitment as a result of the addition of a new Issuing Lender or otherwise. The Individual L/C Sub-Commitments of the Issuing Lenders as of the Closing Date are as follows: (i) as to Wells Fargo, $41,666,666.67, (ii) as to Citi, $41,666,666.67 and (iii) as to Bank of America, $41,666,666.66. In the event the L/C Commitment is reduced in accordance with the terms of this Agreement the Individual L/C Sub-Commitments of the Issuing Lenders in effect at such time shall be reduced on a pro rata basis. The sum of the Individual L/C Sub-Commitments of all of the Issuing Lenders shall equal the L/C Commitment.

“Interest Period” has the meaning assigned thereto in Section 5.1(b).

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guaranty Obligation or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, net of any return on investment or return of capital with respect to such Investments, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Cap Amount” means an amount equal to 10% of the Borrower’s Total Assets as of the most recent Fiscal Quarter end for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or (b).

“Investment Cash Equivalents” means, at any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and securities issued by any state of the United States of America or any political subdivision thereof having a rating of A or higher from either Moody’s or S&P, in each case maturing or having an auction date within one year after the date of acquisition, (b) time deposits, certificates of deposit, bankers’ acceptances and commercial paper maturing within one year after the date of acquisition and issued by the parent corporation of any domestic commercial bank or any foreign commercial bank organized under the laws of Japan or a participating member state of the European Community, in each case of recognized standing and having capital and surplus in excess of $500,000,000, (c) commercial paper issued by others rated at least A-2 by S&P or P-2 by Moody’s or F-2 by Fitch, in each case maturing or having an auction date within one year after the date of acquisition, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in (a) and (b) above entered into with any financial institution meeting the qualifications specified in (b) above, (e) investment or money market funds, substantially all of the assets of which constitute Investment Cash Equivalents of the kinds described in (a) through (d) of this definition and (f) Investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined by Rule 2(a)-7 of the Investment Company Act of 1940) registered under the Investment Company Act of 1940, as amended, or in public and private enhanced yield funds, in each case, which are administered by reputable financial institutions having capital of at least $500,000,000 and which have a credit rating of AAA by S&P, or an equivalent credit rating by Moody’s or Fitch.

“Involuntary Disposition” means any material loss of, damage to or destruction of, or any condemnation or other taking for public use of, any material Property of the Borrower or any Subsidiary.

“IP Rights” has the meaning set forth in Section 7.17.

“IRS” means the United States Internal Revenue Service, or any successor thereto.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) each of Wells Fargo, Citi and Bank of America, in its capacity as issuer thereof, or any successor thereto and (ii) each other Revolving Lender or Affiliate of a Revolving Lender, or hereafter becomes an Issuing Lender with the approval of the Administrative Agent and the Borrower by such Issuing Lender agreeing to be bound by the terms hereof applicable to Issuing Lender pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and (b) with respect to the Existing Letters of Credit, Citi, in its capacity as issuer thereof.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit H, executed and delivered by a newly acquired or formed Domestic Subsidiary in accordance with the provisions of Section 8.12.

“L/C Cash Collateral Account” means an account established pursuant to Section 3.1(c).

“L/C Commitment” means, at any time, the lesser of (a) $125,000,000 and (b) the Revolving Commitment then in effect.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the Dollar Equivalent of the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means a collective reference to all the Revolving Lenders other than the Issuing Lender for such Letter of Credit.

“Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Credit Parties, as reflected in the most recent financial statements delivered pursuant to Section 8.1) by such Person.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leases” means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

“Lender” has the meaning assigned thereto in the introductory paragraph hereto.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by the Issuing Lender from time to time, requesting the applicable Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in Alternative Currencies in accordance with Section 3.1(a).

“LIBOR” means,

(a) for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Control Agreements, the Fee Letter, any Loan Modification Agreement and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Modification Agreement” means a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the other Credit Parties, one or more Accepting Lenders and the Administrative Agent.

“Loan Modification Offer” shall have the meaning assigned to such term in Section 5.16(a).

“Loans” means the collective reference to the Revolving Loans, the Term Loan and the Swingline Loans, and “Loan” means any of such Loans.

“Material Adverse Change” means a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Security Documents, (d) the ability of the Borrower to repay the Obligations or of the Borrower and the other Credit Parties, taken as a whole, to perform their respective obligations under the Loan Documents or (e) the rights and remedies of the Administrative Agent, the Lenders or the Issuing Lenders under the Loan Documents.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

“Material Lease” means any Lease relating to manufacturing facilities that are material to the Borrower and its Subsidiaries, taken as a whole, and any Lease relating to warehousing facilities used primarily for inventory consisting of Collateral where the aggregate Collateral value of such inventory exceeds $5,000,000, in each case whether now or hereafter held respectively by the Borrower or any of its Subsidiaries.

“Maturity Date” means the earliest to occur of (a) the Scheduled Maturity Date, (b) the date of termination of the entire Revolving Commitment by the Borrower pursuant to Section 2.5, (c) the date of termination of the Revolving Commitment pursuant to Section 10.2(a) or (d) the Springing Maturity Date.

“Minimum Collateral Amount” means, at any time, an amount at least equal to the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and the Swingline Lender with respect to Swingline Loans outstanding at such time as determined by the Administrative Agent, the Issuing Lenders and the Swingline Lender, as applicable, in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Netting Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (e) Investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined by Rule 2(a)-7 of the Investment Company Act of 1940) registered under the Investment Company Act of 1940, as amended, or in public and private enhanced yield funds, in each case, which are administered by reputable financial institutions having capital of at least $500,000,000 and which have a credit rating of AAA by S&P, or an equivalent credit rating by Moody’s or Fitch.

“Non-Consenting Lender” means any Lender that has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 12.2, requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the collective reference to the Revolving Notes, the Swingline Note and the Term Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form attached as Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Orbital Launch Support Assets” means the Property of the Borrower and its Subsidiaries used in support of launch operations of the Taurus II launch vehicle and Cygnus spacecraft and as further described on Schedule 1.3.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned thereto in Section 12.10(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Acquisitions” means Investments consisting of an Acquisition by the Borrower or any Subsidiary; provided, however, that (i) no Default or Event of Default exists before or after giving effect to such Acquisition, (ii) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in a line of business permitted pursuant to Section 9.7, (iii) such Acquisition is not a “hostile” Acquisition and in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (iv) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, as of the most recently ended Fiscal Quarter of the Borrower, the Consolidated Total Leverage Ratio and the Consolidated Senior Secured Leverage Ratio shall each be (A) at least 0.25x less than the applicable covenant levels required under the Sections 9.15(a) and (b) at the time such Acquisition is consummated or (B) to the extent such Acquisition will not require any incremental borrowings under the Revolving Facility, not more than the Borrower’s Consolidated Total Leverage Ratio and Consolidated Senior Secured Leverage Ratio would be immediately prior to the consummation of such Acquisition, (v) the Credit Parties have provided a reasonably detailed summary description of such Acquisition, along with financial information regarding the Property to be acquired (or the Person to be acquired, if applicable), to the Administrative Agent, (vi) the representations and warranties made by the Credit Parties in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date and (vii) if such transaction involves the purchase of an interest in a partnership between the Borrower (or a Subsidiary) as a general partner and entities unaffiliated with the Borrower or such Subsidiary as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by the Borrower newly formed for the sole purpose of effecting such transaction.

“Permitted Amendment” shall have the meaning assigned to such term in Section 5.16(c).

“Permitted Investments” means, at any time, Investments by the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 9.2.

“Permitted Liens” means, at any time, Liens in respect of Property of the Borrower and its Subsidiaries permitted to exist at such time pursuant to the terms of Section 9.1.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning assigned thereto in Section 8.2.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, with respect to any Disposition, Restricted Payment, Investment, Acquisition or Indebtedness for which compliance on a Pro Forma Basis is expressly required hereunder, that such Disposition, Restricted Payment, Investment, Acquisition or Indebtedness, as applicable, shall be deemed to have occurred or been incurred, as applicable, as of the first day of the most recent four Fiscal Quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or (b). In connection with the foregoing, (a) with respect to any Disposition, (i) income statement items and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness that is repaid with the proceeds of such Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period, and (b) with respect to any Acquisition or Investment, income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Article I and (ii) Indebtedness of the Person acquired which is retired in connection with such Acquisition or Investment shall be excluded from such calculation and deemed to have been retired as of the first day of such applicable period.

“Projections” means those financial projections dated April 9, 2011 covering the Fiscal Years ending in December 31, 2011 through December 31, 2015 inclusive, to be delivered to the Lenders by the Borrower.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

“Register” has the meaning assigned thereto in Section 12.10(c).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, senior vice president of finance, treasurer or assistant treasurer of a Credit Party. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Investment Subsidiary” has the meaning assigned to such term in Section 8.12.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock and any voluntary or optional prepayment, redemption, defeasance or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), or refund, refinance or exchange of any Convertible Notes. The term “Restricted Payment” shall not include (a) Restricted Payments made by any Subsidiary (directly or indirectly) to any Credit Party and (b) dividend payments and other distributions to the extent payable in the Capital Stock of the Person making such payment or distribution.

“Restricted Payment Cap Amount” means at any date of determination, the sum of (a) $50,000,000 plus (b) an amount equal to 50% of Consolidated Net Income for each Fiscal Quarter of the Borrower beginning with the Fiscal Quarter ended March 31, 2011 minus (c) an amount equal to 100% of Consolidated Net Loss for each Fiscal Quarter of the Borrower beginning with the Fiscal Quarter ended March 31, 2011. The Restricted Payment Cap Amount shall be reduced by (y) 100% of the amount of Restricted Payments made pursuant to clause (ii) of Section 9.6(a) and (z) 50% of Restricted Payments made pursuant to clause (iii) of Section 9.6(a).

“Revaluation Date” shall mean each of the following: (a) each date a Loan is borrowed or a Letter of Credit is issued, (b) each date there is a drawing under any Alterative Currency Letter of Credit, (c) the last Business Day of each calendar month, and (d) such additional dates as the Administrative Agent, the Issuing Lender, the Required Lenders or the Borrower shall specify.

“Revolving Commitment” means (a) as to any Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name under the heading “Revolving Commitment” on Schedule 1.1 hereto or in the Assignment and Assumption pursuant to which such Lender becomes party hereto, as applicable, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The aggregate Revolving Commitment of all the Revolving Lenders on the Closing Date is $300,000,000.

“Revolving Commitment Percentage” means, as to any Revolving Lender at any time, the ratio of (a) the amount of the Revolving Commitment of such Revolving Lender to (b) the Revolving Commitment of all the Revolving Lenders.

“Revolving Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Facility” means the revolving credit facility established pursuant to Article II.

“Revolving Lenders” means, collectively, all of the Lenders with a Revolving Commitment.

“Revolving Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing the Revolving Loans made by such Revolving Lender, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Outstandings” means the sum of (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the Dollar Equivalent of the aggregate outstanding amount thereof on such date (determined in accordance with Section 1.8) after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Extensions of Credit” means (a) any Revolving Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Subsidiary shall sell or transfer any Property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property.

“Sanctioned Entity” shall mean (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

“Scheduled Maturity Date” means December 12, 2017.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of December 12, 2012, by and among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means December 12, 2012.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank in respect of which a notice has been given to the Administrative Agent as contemplated by Section 10.4.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Article IX, in each case that is entered into by and between any Credit Party and any Hedge Bank in respect of which a notice has been given to the Administrative Agent as contemplated by Section 10.4.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Security Agreement” means the Security and Pledge Agreement dated as of the Closing Date executed by the Credit Parties in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means the collective reference to the Security Agreement and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any Property or assets securing the Secured Obligations or any such Person purports to guaranty the payment and/or performance of the Secured Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is generally able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for any Alternative Currency on any date means the rate determined by the Administrative Agent or the applicable Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Specified Foreign Subsidiary” has the meaning set forth in the definition of “Guarantors” in Section 1.1.

“Springing Maturity Date” means the Business Day immediately prior to the date that is three months prior to the Mandatory Redemption Date (as defined below) of the Existing Convertible Notes (i.e., October 15, 2013); provided, however, that no Springing Maturity Date shall occur if (a) no Existing Convertible Notes are outstanding at such time, (b) the amount outstanding under the Existing Convertible Notes at such time is less than $25,000,000 or (c) the Borrower has delivered to the Administrative Agent on October 15, 2013 a certificate of a Responsible Officer dated as of such date and substantially in the form of Exhibit J attached hereto along with calculations and supporting documentation reasonably satisfactory to the Administrative Agent, providing evidence that as of such date, the Borrower would, after giving effect to the mandatory redemption of the remaining outstanding principal amount of the Existing Convertible Notes and all accrued interest thereon on a pro forma basis using proceeds of the Revolving Loans, Cash or Netting Cash Equivalents as if such redemption were to occur on October 15, 2013, (i) have no less than $50,000,000 in Cash, Netting Cash Equivalents and/or Availability as of such date (provided that Cash and Netting Cash Equivalents shall be measured as of September 30, 2013 and Availability will be measured as of such date) and (ii), the Consolidated Senior Secured Leverage Ratio (A) would be at least 0.25x less than the applicable covenant level required under Section 9.15(b) at the time of such deemed redemption on such date or (B) to the extent such deemed redemption will be made using Cash or Netting Cash Equivalents and will not require any Extensions of Credit hereunder, would be not more than the Consolidated Senior Secured Leverage Ratio would be immediately prior to the consummation of such deemed redemption, in each case as of the most recently ended Fiscal Quarter for which financial statements are then available (provided that Consolidated Senior Secured Funded Indebtedness shall be measured as of October 15, 2013 after giving effect to the redemption of the Existing Convertible Notes and any required incurrence of any Revolving Loans in connection therewith, if applicable). For the purposes herein, “Mandatory Redemption Date” means, with respect to the Existing Convertible Notes, January 15, 2014. For the avoidance of doubt, in the event that the amount outstanding under the Existing Convertible Notes has been reduced to less than $25,000,000 this Springing Maturity Date will be of no further force and effect for all purposes of this Agreement. Notwithstanding the terms of this definition to the contrary, for the purposes of determining the amount of Existing Convertible Notes outstanding as of a certain date as required by clauses (a) and (b) above and the immediately preceding sentence, the amount of outstanding Existing Convertible Notes as of such date will be reduced on a dollar for dollar basis by the amount on deposit in the Convertible Notes Escrow Account as of such date.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Swingline Commitment” means, at any time, the lesser of (a) $25,000,000 and (b) the Revolving Commitment then in effect.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

“Term Loan” means the term loan made, or to be made, to the Borrower by the Lenders pursuant to Section 4.1.

“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a portion of the Term Loan to the account of the Borrower hereunder on the Second Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make such Term Loans. The aggregate Term Loan Commitment with respect to the Term Loan of all Lenders on the Second Amendment Effective Date shall be $150,000,000.

“Term Loan Facility” means the term loan facility established pursuant to Article IV (including any new term loan facility established pursuant to Section 5.13).

“Term Loan Lender” means any Lender with a Term Loan Commitment.

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, as to any Term Loan Lender, after the applicable Term Loans are made, the ratio of (a) the outstanding principal balance of such Term Loan or Term Loans of such Term Loan Lender to (b) the aggregate outstanding principal balance of all such Term Loans of all Term Loan Lenders.

“Total Assets” of any Person means, at any date, Consolidated total assets of such Person and its Subsidiaries at such date as determined in accordance with GAAP.

“Total Consideration” means, with respect to any Disposition, the aggregate cash and non-cash consideration for such Disposition (including the principal amount of any Indebtedness assumed and the Borrower’s reasonable and good faith projections of the aggregate amount of any contingent payments (including earn-out payments) that the Borrower or any Subsidiary will ultimately receive in connection with such Disposition, but specifically excluding the amount of any Capital Stock of the seller issued to the Borrower).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Exposure and outstanding Term Loans of such Lender at such time.

“Transaction Costs” means all transaction fees, charges and other amounts related to the Transactions (including, without limitation, any financing fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the closing of the Credit Facility and approved by the Administrative Agent in its reasonable discretion.

“Transactions” means, collectively, (a) the repayment in full of the Existing Credit Agreement and all other Indebtedness (other than Indebtedness permitted pursuant to Section 9.1) on the Closing Date, (b) the initial Extensions of Credit, hereunder on the Closing Date and (c) the payment of the Transaction Costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

“Unfunded Pension Liability” means, with respect to the Borrower or any of its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” means the United States of America.

“Voting Stock” means Capital Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

SECTION 1.2 Other Definitions and Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

SECTION 1.4 UCC Terms.

Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.5 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.6 References to Agreement and Laws.

Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.7 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.8 Letter of Credit Amounts.

Unless otherwise specified, including, without limitation, for the purposes of determining Revolving Outstandings and L/C Obligations pursuant to Sections 2.1, 2.2(a), 2.4(b), 3.1(a) and 5.15(c), all references herein to the amount of a Letter of Credit (other than in Sections 3.3(a) and 5.3(a)) at any time shall be deemed to mean the Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

SECTION 1.9 Guaranty Obligations.

Unless otherwise specified, the amount of any Guaranty Obligation shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation.

SECTION 1.10 Covenant Compliance Generally; Currency Conversion; Certain Refinancing Transactions.

For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 8.1(a) or (b), as applicable. Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

Any Indebtedness outstanding on the last day of a fiscal quarter (or any other determination date) which is to be refinanced pursuant to a refinancing permitted under this Agreement with the proceeds of previously incurred refinancing Indebtedness shall be disregarded for purposes of calculating the Consolidated Total Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Senior Secured Leverage Ratio and for purposes of Section 9.15 for up to thirty (30) days or such longer period of time approved by the Administrative Agent (but in any event not to exceed sixty (60) days); provided that (i) an irrevocable notice of redemption of such existing Indebtedness to be refinanced has been given on or prior to such date, (ii) the Administrative Agent shall be satisfied with the arrangements pursuant to which the existing Indebtedness will be discharged with the proceeds of the new Indebtedness, (iii)(A) the Administrative Agent (for benefit of the Secured Parties) will have a first priority Lien on the proceeds of the new Indebtedness prior to discharge of the existing Indebtedness and such proceeds shall be in a blocked account on terms and pursuant to documentation satisfactory to the Administrative Agent or (B) the proceeds of the new Indebtedness shall be deposited with a trustee for the benefit of the holders of the new Indebtedness or the existing Indebtedness until the payment of the existing Indebtedness, (iv) the new Indebtedness will count for all purposes of this Agreement (including the Consolidated Total Leverage Ratio, the Consolidated Senior Secured Leverage Ratio, the Consolidated Interest Coverage Ratio and for purposes of Section 9.1) after the 30 day period (or such longer time as approved by the Administrative Agent) set forth above and (v) the portion of the new Indebtedness disregarded shall not exceed the amount of the existing Indebtedness.

With respect to any Convertible Notes outstanding on any determination date, for purposes of calculating the Consolidated Total Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Senior Secured Leverage Ratio and for purposes of Section 9.15, the amount of any such Convertible Notes outstanding on such date shall be disregarded on a dollar for dollar basis up to the amount of cash deposits in any Convertible Notes Escrow Account (the “Excluded Debt”), and for purposes of calculating the Consolidated Interest Coverage Ratio, the amount of any Consolidated Cash Interest Expense associated with such Excluded Debt shall be disregarded.

SECTION 1.11 Alternative Currency.

The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of any issued Letters of Credit and outstanding L/C Obligations denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

ARTICLE II

REVOLVING FACILITY

SECTION 2.1 Revolving Loans.

Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower in Dollars from time to time from the Closing Date through, but not including, the Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) after the Closing Date, the Revolving Outstandings shall not exceed the Revolving Commitment and (b) the principal amount of outstanding Revolving Loans from any Revolving Lender plus such Revolving Lender’s Revolving Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans shall not at any time exceed such Revolving Lender’s Revolving Commitment. Each Revolving Loan by a Revolving Lender shall be in a principal amount equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate principal amount of Revolving Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Loans hereunder until the Maturity Date.

SECTION 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender may make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Outstandings shall not exceed the Revolving Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment.

(b) Refunding.

(i) Swingline Loans shall be refunded by the Revolving Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Lenders in accordance with their respective Revolving Commitment Percentages and shall thereafter be reflected as Revolving Loans of the Revolving Lenders on the books and records of the Administrative Agent. Each Revolving Lender shall fund its respective Revolving Commitment Percentage of Revolving Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Lender’s obligation to fund its respective Revolving Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Lender’s failure to fund its Revolving Commitment Percentage of a Swingline Loan, nor shall any Revolving Lender’s Revolving Commitment Percentage be increased as a result of any such failure of any other Revolving Lender to fund its Revolving Commitment Percentage of a Swingline Loan.

(ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Lenders in accordance with their respective Revolving Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii) Each Revolving Lender acknowledges and agrees that its obligation to refund (whether by Revolving Loans or funding of its participation interest therein) Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Lender agrees and acknowledges that if at any time the refunding of any outstanding Swingline Loans pursuant to this Section is required, the conditions set forth in Section 6.2 cannot be satisfied (including as a result of an Event of Default under Section 10.1(f) or (g)) or otherwise, each Revolving Lender will, on the date the applicable Revolving Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Revolving Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded).

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.2, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when any other Revolving Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of Cash Collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 5.15(c)) with respect to any such Defaulting Lender.

SECTION 2.3 Procedure for Advances of Revolving Loans and Swingline Loans.

(a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than (i) 3:00 p.m. on the same Business Day as each Swingline Loan, (ii) 11:00 a.m. on the same Business Day as each Base Rate Loan and (iii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Revolving Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (y) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof,

(C) whether such Loan is to be a Revolving Loan or Swingline Loan, (D) in the case of a Revolving Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. (or, in respect of any Swingline Loan, 3:00 p.m.) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Lenders of each Notice of Borrowing. Notwithstanding the foregoing, all Revolving Loans made on the Closing Date shall be made as Base Rate Loans.

(b) Disbursement of Revolving and Swingline Loans. (i) Not later than 1:00 p.m. on the proposed borrowing date, each Revolving Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Lender’s Revolving Commitment Percentage of the Revolving Loans to be made on such borrowing date and (ii) not later than 4:00 p.m. on the proposed borrowing date, the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Loan requested pursuant to this Section to the extent that any Revolving Lender has not made available to the Administrative Agent its Revolving Commitment Percentage of such Loan. Revolving Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Lenders as provided in Section 2.2(b).

SECTION 2.4 Repayment and Prepayment of Revolving and Swingline Loans.

(a) Repayment on Maturity Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Loans in full on the Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments.

(i) If at any time the Revolving Outstandings exceed the Revolving Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans until such principal amount or excess equals zero, second, to the principal amount of outstanding Revolving Loans until such principal amount or excess equals zero and third, if any excess remains after application of such repayment pursuant to clause first and second, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Administrative Agent, for the benefit of the Revolving Lenders, in an amount equal to such remaining excess (such cash collateral to be applied in accordance with Section 10.2(b)).

(ii) If the Administrative Agent, notifies the Borrower at any time that the Dollar Equivalent of the L/C Obligations at such time exceeds 105% (or if none of such L/C Obligations are denominated in any Alternative Currency, 100%) of the L/C Commitment then in effect, then, within two (2) Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the L/C Obligations exceeds the L/C Commitment.

(c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Revolving Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(d) Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(e) Hedge Agreements. No repayment or prepayment pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement.

SECTION 2.5 Permanent Reduction of the Revolving Commitment.

(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Commitment at any time or (ii) portions of the Revolving Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Commitment shall be applied to the Revolving Commitment of each Revolving Lender according to its Revolving Commitment Percentage. All commitment fees accrued until the effective date of any termination of the Revolving Commitment in its entirety shall be paid on the effective date of such termination.

(b) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Commitment as so reduced and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Commitment as so reduced, the Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to such excess. Such cash collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Commitment to zero shall be accompanied by payment of all outstanding Revolving Loans and Swingline

Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Commitment and the Swingline Commitment and the Revolving Facility. If the reduction of the Revolving Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

SECTION 2.6 Termination of Revolving Facility.

The Revolving Facility and the Revolving Commitments shall terminate on the Maturity Date.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1 L/C Commitment.

(a) Availability. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in this Article III, agrees to issue standby letters of credit (the “Letters of Credit”) for the account of the Borrower on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Maturity Date in such form as may be approved from time to time by the applicable Issuing Lender; provided, that the Issuing Lenders shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the Dollar Equivalent of all L/C Obligations would exceed the L/C Commitment, (b) the Revolving Outstandings would exceed the Revolving Commitment, (c) the Dollar Equivalent of all L/C Obligations with respect to Letters of Credit denominated in Alternative Currencies would exceed $5,000,000 (or such greater amount as may be agreed to by the applicable Issuing Lender), or (d) the Dollar Equivalent of all L/C Obligations with respect to Letters of Credit issued by any Issuing Lender would exceed such Issuing Lender’s Individual L/C Sub-Commitment. Each Letter of Credit shall (i) be denominated in Dollars or an Alternative Currency in a minimum amount of $10,000, (or such lesser amount as agreed to by the applicable Issuing Lender), (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) except in accordance with Section 3.1(b) have an expiry on or before the fifth (5th) Business Day prior to the Scheduled Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lenders shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause any such Issuing Lender or any L/C Participant with respect to such Letter of Credit to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(b) Cash Collateralization of Certain Letters of Credit. Notwithstanding the provisions of Section 3.1(a), if requested by the Borrower, each Issuing Lender agrees to issue one or more Letters of Credit hereunder, with expiry dates that would occur after the fifth (5th) Business Day prior to the Scheduled Maturity Date, based upon the Borrower’s agreement to fully cash collateralize the L/C Obligations in accordance with Section 3.8 If the Borrower fails to fully cash collateralize the outstanding L/C Obligations in accordance with the requirements of Section 3.8, each outstanding Letter of Credit shall automatically be deemed to be drawn in full on such date, and the Borrower shall be deemed to have requested a borrowing of a Revolving Loan in the amount deemed drawn, in accordance with the provisions set forth in Section 2.1, which, in the case of a Letter of Credit denominated in Dollars, shall be a Base Rate Loan in the amount of such draft or, in the case of a Letter of Credit denominated in an Alternative Currency, shall constitute a Base Rate Loan in the amount equal to the Dollar Equivalent of such drawing on the date of such drawing, in each case to be funded by the Revolving Lenders (including such Issuing Lender) and in accordance with the terms of Sections 3.4 and 3.5 to reimburse such deemed drawing (with the proceeds of such Base Rate Loan being used to cash collateralize outstanding L/C Obligations pursuant to terms consistent with those set forth in Section 3.1(c)). In the event a Base Rate Loan cannot be made due to failure to satisfy the conditions in Section 6.2 (including as a result of an Event of Default under Section 10.1(f) or (g)) or otherwise, each Revolving Lender agrees to immediately fund and pay to the Issuing Lender its participation interest in respect of such deemed drawing (with the proceeds of such funded participation interest being used to cash collateralize outstanding L/C Obligations pursuant to terms consistent with those set forth in Section 3.1(c)). Each Revolving Lender acknowledges and agrees that its obligation to fund a Revolving Loan and its participation interest in accordance with this Section to reimburse the Issuing Lenders for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI.

(c) L/C Cash Collateral Account. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders, a security interest in all cash, deposit accounts and all balances therein and all proceeds of the foregoing as required to be deposited in furtherance of Section 3.1(b) or Section 3.8. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Wells Fargo; provided that upon the earlier of (x) termination of this Agreement or (y) the Maturity Date, any cash collateral relating to a Letter of Credit issued by an Issuing Lender other than Wells Fargo shall be transferred on terms satisfactory to such Issuing Lender and the Administrative Agent to an account maintained by such Issuing Lender ( the “L/C Cash Collateral Account”). All interest on such cash collateral shall be paid as follows: (i) if such cash collateral is delivered to the Administrative Agent by the Borrower pursuant to any of Section 3.1(b), then such interest shall be paid to the Borrower upon the Borrower’s request, provided that such interest shall first be applied to all outstanding Obligations at such time and the balance shall be distributed to the Borrower, and (ii) if such cash collateral is delivered to the Administrative Agent by the Borrower at any time that such cash collateral is not required to be delivered under this Agreement, then such interest shall be distributed to the Borrower (provided that if at any time after such delivery of cash collateral the Borrower would have been required to deliver cash collateral pursuant to any of Section 3.1(b), the interest shall be applied as provided in clause (i) above).

(d) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 3.1, the Issuing Lenders shall not be obligated to issue any Letter of Credit at a time when any other Revolving Lender is a Defaulting Lender, unless the applicable Issuing Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are reasonably satisfactory to such Issuing Lender to eliminate such Issuing Lender’s Fronting Exposure (after giving effect to Section 5.15(c)) with respect to any such Defaulting Lender.

SECTION 3.2 Procedure for Issuance of Letters of Credit.

The Borrower may from time to time request that the applicable Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender (with a copy to the Administrative Agent) a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, such Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event later than two (2) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. Such Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and promptly notify each Revolving Lender of the issuance and upon request by any Revolving Lender, furnish to such Lender a copy of such Revolving Letter of Credit and the amount of such Revolving Lender’s participation therein.

For so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C Credit Extension occurs with respect to any such Letter of Credit, a report providing information (including, but not limited to, maximum face amount, current face amount, beneficiary name, issuance date, expiry date, indication of auto-renewal feature and dates of amendments (if any)) for every outstanding Letter of Credit issued by such L/C Issuer.

SECTION 3.3 Fees and Other Charges.

(a) Letter of Credit Fees. Subject to Section 5.15(f), the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Letter of Credit in the amount equal to the Dollar Equivalent of the actual daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Loans that are LIBOR Rate Loans (determined on a per annum basis). Such fees shall be payable as follows: (i) with respect to the portion of the Applicable Margin equal to .50%, that is assessed on the amount equal to the Dollar Equivalent of the actual daily amount available to be drawn under such Letter of Credit from time to time, quarterly in arrears on the last Business Day of each calendar quarter and (ii) with respect to the balance of the Applicable Margin in excess of .50% that is assessed on the amount equal to the Dollar Equivalent of the actual daily amount available to be drawn under such Letter of Credit from time to time, annually in arrears on the last Business Day of each calendar year. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lenders and the L/C Participants all fees received pursuant to this Section 3.3 in accordance with their respective Revolving Commitment Percentages.

(b) Issuance Fee. In addition to the foregoing fees, the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender, an issuance fee with respect to each Letter of Credit (x) in the case of Wells Fargo, as set forth in the Fee Letter and (y) in the case of any other Issuing Lender, as agreed upon in writing by such Issuing Lender and the Borrower and notice of such agreement is provided to the Administrative Agent. Any such issuance fee shall be payable at the time such Letter of Credit is issued on the Dollar Equivalent of the stated amount of such Letter of Credit.

(c) Other Costs. In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lenders for such normal and customary costs and expenses as are incurred or charged by each Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

SECTION 3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lenders to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lenders, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Commitment Percentage in the Issuing Lenders’ obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the applicable Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lenders that, if a draft is paid under any Letter of Credit for which the applicable Issuing Lender is not reimbursed in full by the Borrower through a Revolving Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b) Upon becoming aware of any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, such Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to such Issuing Lender the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to an Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

SECTION 3.5 Reimbursement Obligation of the Borrower.

In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the applicable Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Lenders make a Revolving Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Lenders shall make a Revolving Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and costs and expenses. In the event a Base Rate Loan cannot be made due to failure to satisfy the conditions in Section 6.2 (including as a result of an Event of Default under Section 10.1(f) or (g)) or otherwise, each Revolving Lender agrees to immediately fund and pay to the Issuing Lender its participation interest in respect of such amount of such unreimbursed draft in accordance with Section 3.4. Each Revolving Lender acknowledges and agrees that its obligation to fund a Revolving Loan or its participation interest in accordance with this Section to reimburse the Issuing Lenders for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the applicable Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6 Obligations Absolute.

The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lenders or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lenders and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by any Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lenders under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lenders or any L/C Participant to the Borrower. The responsibility of the Issuing Lenders to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.7 Effect of Letter of Credit Application.

To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

SECTION 3.8 Actions in Respect of Letters of Credit.

(a) Upon the date that is ten (10) Business Days prior to the Maturity Date, or at any time after the Maturity Date when the aggregate funds on deposit in the L/C Cash Collateral Accounts shall be less than the amounts required herein, the Borrower shall pay to the Administrative Agent in immediately available funds, at the Administrative Agent’s office referred to in Section 12.1, for deposit in the L/C

Cash Collateral Account described in Section 3.1(c), the Dollar Equivalent of the amount required so that, after such payment, the aggregate funds on deposit in the L/C Cash Collateral Accounts equals or exceeds the sum of (A) 105% of the sum of all outstanding L/C Obligations in respect of Letters of Credit with an expiration date beyond one year after the Scheduled Maturity Date, and (B) 100% of the sum of all other outstanding L/C Obligations; provided, however, that the obligation to provide the foregoing cash collateral hereunder may, at the option of the Borrower and as agreed to by the Issuing Lender, be satisfied by providing, for the benefit of the applicable Issuing Lender, a Letter of Credit in form and substance and issued by a financial institution acceptable to such Issuing Lender; provided, further, that with respect to any outstanding L/C Obligations arising under Letters of Credit denominated in a currency other than Dollars, the funds required to be on deposit shall be denominated in such currency.

(b) The Administrative Agent may, from time to time after funds are deposited in any L/C Cash Collateral Account, apply funds then held in such L/C Cash Collateral Account to the payment of any amounts, in accordance with the terms herein, as shall have become or shall become due and payable by the Borrower to the Issuing Lenders or Lenders in respect of the L/C Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. If, as of the Maturity Date, any Letter of Credit may for any reason remain outstanding that is partially or wholly undrawn, the Borrower may back-stop such Letter of Credit with a new letter of credit in form and substance acceptable to the applicable Issuing Lender and issued under any replacement credit facility entered into by the Borrower with a financial institution or institutions acceptable to the applicable Issuing Lender.

ARTICLE IV

TERM LOAN FACILITY

SECTION 4.1 Term Loan. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make the Term Loan to the Borrower on the Second Amendment Effective Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Second Amendment Effective Date. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Second Amendment Effective Date is not drawn on the Second Amendment Effective Date, the undrawn amount shall automatically be cancelled.

SECTION 4.2 Procedure for Advance of Term Loan. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Second Amendment Effective Date requesting that the Term Loan Lenders make the Term Loan as a Base Rate Loan on such date (provided that the Borrower may request, no later than three (3) Business Days prior to the Second Amendment Effective Date, that the Lenders make the Term Loan as a LIBOR Rate Loan if the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement). Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Second Amendment Effective Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Second Amendment Effective Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

SECTION 4.3 Repayment of Term Loans. The Borrower shall repay the aggregate outstanding principal amount of the Term Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing March 31, 2013 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

FISCAL YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT ($)
2013	March 31, 2013	$1,875,000
	June 30, 2013	$1,875,000
	September 30, 2013	$1,875,000
	December 31, 2013	$1,875,000
2014	March 31, 2014	$1,875,000
	June 30, 2014	$1,875,000
	September 30, 2014	$1,875,000
	December 31, 2014	$1,875,000
2015	March 31, 2015	$1,875,000
	June 30, 2015	$1,875,000
	September 30, 2015	$1,875,000
	December 31, 2015	$1,875,000
2016	March 31, 2016	$1,875,000
	June 30, 2016	$1,875,000
	September 30, 2016	$1,875,000
	December 31, 2016	$1,875,000
2017	March 31, 2017	$1,875,000
	June 30, 2017	$1,875,000
	September 30, 2017	$1,875,000
	Maturity Date	the remaining principal amount of the Term Loan

If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Maturity Date.

SECTION 4.4 Prepayments of Term Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day of such prepayment, in the case of as each Base Rate Loan and (ii) at least three (3) Business Days prior to such prepayment, in the case of each LIBOR Rate Loan, specifying the date and amount of repayment, and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the outstanding principal installments of the Term Loans in such manner as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Term Loan Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(b) No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

ARTICLE V

GENERAL LOAN PROVISIONS

SECTION 5.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement), (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin and (iii) Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

(b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3) or six (6) months; provided that:

(i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv) no Interest Period shall extend beyond the Scheduled Maturity Date; and

(v) there shall be no more than nine (9) Interest Periods in effect at any time.

(c) Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (f) or (g), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to such LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing June 30, 2011; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans.

Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

SECTION 5.3 Fees.

(a) Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(f), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Commitment (in the case of Letters of Credit, calculated based on the Dollar Equivalent of the actual daily amount available to be drawn thereunder) of the Revolving Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2011 and ending on the Maturity Date. Such Commitment Fee shall be distributed by the Administrative Agent to the Revolving Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Lenders’ respective Revolving Commitment Percentages.

(b) Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

SECTION 5.4 Manner of Payment.

(a) Sharing of Payments. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of the applicable Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11, 5.16 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender.

Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(b) Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(b).

SECTION 5.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Promptly following the termination of this Agreement, each Lender shall use commercially reasonable efforts to return to the Borrower each Revolving Note and/or Swingline Note issued to it.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.6 Adjustments.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) the application of cash collateral provided for in Section 5.15, (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries (as to which the provisions of this paragraph shall apply) or (D) any payment obtained by a Lender in connection with the termination of its Commitment pursuant to Section 5.16.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

SECTION 5.7 Obligations of Lenders.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

SECTION 5.8 Changed Circumstances.

(a) Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loan as to which the interest rate is determined with reference to LIBOR and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended (it being understood that the Lenders shall still be obligated to fund Base Rate Loans, but the Base Rate shall be determined without regard to clause (c) thereof), and (i) in the case of LIBOR Rate Loans, the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is determined without regard to clause (c) of the definition of Base Rate as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrower shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is determined without regard to clause (c) of the definition of Base Rate as of the last day of such Interest Period.

(b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, any Change in Law shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, solely with respect to Loans made by such Lender (i) the obligation of such Lender to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR shall be suspended (it being understood that the Lenders shall still be obligated to fund Base Rate Loans, but the Base Rate shall be determined without regard to clause (c) thereof), and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if such Lender may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.

SECTION 5.9 Indemnity.

The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 5.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.11 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Lender, the Borrower shall promptly pay to any such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital or Liquidity Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error; provided, however, that notwithstanding anything to the contrary in this Section 5.10, in the case of any Change in Law described in clauses (x) or (y) of the definition of Change in Law, it shall be a condition to a Lender’s exercise of its rights, if any, under this Section 5.10 that such Lender shall generally be exercising similar rights with respect to borrowers under similar agreements where available The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.11 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or the Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error. The Borrower shall also indemnify the Administrative Agent, within thirty (30) days after demand therefor, for any amount which a Lender or the Issuing Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by paragraph (g) below; provided that, such Lender or the Issuing Lender, as the case may be, shall indemnify the Borrower to the extent of any payment the Borrower makes to the Administrative Agent pursuant to this sentence. In addition, the Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within thirty (30) days after demand therefor, for any incremental Taxes that may become payable by such Administrative Agent, Lender (or its beneficial owners) or Issuing Lender as a result of any failure of any Credit Party to pay any Taxes when due to the appropriate Governmental Authority or to deliver to such Administrative Agent, pursuant to clause (d), documentation evidencing the payment of Taxes.

(d) Evidence of Payments. As soon as practicable and in any event within thirty (30) days after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(ii) duly completed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of IRS Form W-8BEN; or

(iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall (A) enter into such agreements with the IRS as necessary to establish an exemption from withholding under FATCA; (B) comply with any certification, documentation, information, reporting or other requirement necessary to establish an exemption from withholding under FATCA; (C) provide any documentation reasonably requested by the Borrower or the Administrative Agent sufficient for the Administrative Agent and the Borrower to comply with their respective obligations, if any, under FATCA and to determine that such Lender has complied such applicable requirements; and (D) provide a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Lender certifying that such Lender has complied with any necessary requirements to establish an exemption from withholding under FATCA. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender or Issuing Lender, such Lender or Issuing Lender shall, to the extent permitted by Applicable Law, deliver to the Borrower and the Administrative Agent revised and/or updated documentation sufficient for the Borrower and the Administrative Agent to confirm such Lender’s or such Issuing Lender’s compliance with their respective obligations under FATCA.

(f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section (including additional amounts paid by the Borrower pursuant to this Section), it shall pay to the applicable indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable indemnifying party, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over pursuant to this Section (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent, the Issuing Lender or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent, Issuing Lender or Lender in a less favorable net after-Tax position than the Administrative Agent, Issuing Lender or Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g) Indemnification of the Administrative Agent. Each Lender and the Issuing Lender shall indemnify the Administrative Agent within ten (10) days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender or Issuing Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Lender, as the case may be, under any Loan Document against any amount due to the Administrative Agent under this paragraph (g). The agreements in paragraph (g) shall survive the resignation and/or replacement of the Administrative Agent.

(h) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

SECTION 5.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requires that it not fund or maintain any LIBOR Rate Loans pursuant to Section 5.8(b), requests compensation under Section 5.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would permit the funding and maintenance of LIBOR Rate Loans, or eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requires that it not fund or maintain any LIBOR Rate Loans pursuant to Section 5.8(b), requests compensation under Section 5.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, or if any Lender is a Defaulting Lender hereunder or becomes a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) [Reserved]

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 5.13 Incremental Loans.

(a) At any time, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i) one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make an incremental term loan (any such incremental term loan, an “Incremental Term Loan”); or

(ii) one or more increases in the Revolving Commitments, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental revolving credit loans (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loan, the “Incremental Loans”);

provided that (1) the total aggregate amount for all such Incremental Loan Commitments from and after the Second Amendment Effective Date shall not (as of any date of incurrence thereof) exceed $150,000,000 and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent and the Issuing Lenders, to provide an Incremental Loan Commitment (each, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. The Borrower’s ability to request an Incremental Loan Commitment shall not be affected by an election the Borrower may have otherwise made under Section 2.5 to voluntarily reduce a portion of the Revolving Commitments. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B) the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a pro forma basis with the financial covenants set forth in Section 9.15 both before and after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(C) the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Acquisitions and Restricted Payments);

(D) each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(E) (1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(x) terms and documentation not consistent with the terms of the Revolving Facility and the Term Loan Facility shall be reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Borrower;

(y) the interest rate, Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan and any upfront fees or other economic terms shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date; and

(z) such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter average life to maturity than the remaining average life to maturity of the Term Loan or a scheduled maturity date earlier than the Maturity Date;

(2) in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(a) the Applicable Margin and pricing grid, if applicable, for such Incremental Revolving Credit Increase and any upfront fees or other economic terms shall be determined by the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date;

(b) such Incremental Revolving Credit Increase shall mature not earlier than the Maturity Date, and except as provided in clause (2)(w) above, shall be subject to the same terms and conditions as the Revolving Loans;

(c) the outstanding Revolving Loans and Revolving Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Commitment Percentages (and the Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and

(d) except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Facility;

(F) (1) any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Lenders under the Revolving Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Loans made hereunder; and (2) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the initial Term Loan (such prepayments to be shared pro rata among the initial Term Loan and the Incremental Term Loans on the basis of the outstanding aggregate principal amount thereof);

(G) such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13); and

(H) the Borrower shall deliver or cause to be delivered such customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) as may be reasonably requested by Administrative Agent in connection with any such transaction.

(b) The Incremental Lenders shall be included in any determination of the Required Lenders and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c) (i) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Lender hereunder with respect to such Incremental Revolving Credit Commitment.

SECTION 5.14 Cash Collateral.

At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender or the Swingline Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lenders or the Swingline Lender with respect to such Defaulting Lender (determined after giving effect to Section 5.15(c) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Lenders (including the Swingline Lender), and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lenders and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit or Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender or the Swingline Lender shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, each Issuing Lender and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, each Issuing Lender and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents. It is understood and agreed that the Cash Collateral referenced in this Section 5.14 is separate from any cash collateral delivered and maintained pursuant to Section 3.1(c).

SECTION 5.15 Defaulting Lenders.

Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.2.

(b) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or funded participations in Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Revolving Loans or funded participations in Swingline Loans or Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and funded participations in Swingline Loans or Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Commitments without giving effect to Section 5.15(c). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Reallocation of Revolving Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentage (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Outstandings of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(e) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in Section 5.15(c) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Swingline Lender’s Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(f) Certain Fees. For any period during which such Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to Section 5.3 (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any letter of credit fees pursuant to Section 3.3(a) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral pursuant to Section 5.14. With respect to any Letter of Credit fee pursuant to Section 3.3(a) not required to be paid to any Defaulting Lender pursuant to this Section 5.15(f), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to Section 5.15(c) above, (y) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(g) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Commitment Percentages (without giving effect to Section 5.15(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 5.16 Permitted Amendments Related to an Extension.

(a) The Borrower may, by written notice to the Administrative Agent from time to time during the term of this Agreement, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders to make a Permitted Amendment pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower; provided that during the term of this Agreement, only one such Permitted Amendment may be made hereunder and no more than three Loan Modification Offers may be made hereunder (with no more than one Loan Modification Offer to be outstanding at any time). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which the Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent). Notwithstanding anything to the contrary in Section 12.2, the Permitted Amendment shall only require the consent of the Borrower, the Administrative Agent and those Lenders that accept the applicable Loan Modification Offer (such

Lenders, the “Accepting Lenders”), and the Permitted Amendment shall become effective only with respect to the Term Loans and Revolving Commitments of the Accepting Lenders. In connection with any Loan Modification Offer, the Borrower may, at its sole option, terminate the Term Loans and/or the aggregate Revolving Commitments of one or more of the Lenders that are not Accepting Lenders, and in connection therewith shall repay in full all outstanding Term Loans and Revolving Loans, and accrued but unpaid interest and fees (along with any amount owing pursuant to Section 5.9), at such time owing to such terminated Lender, with such termination taking effect, and any related repayment being made, upon the effectiveness of the Permitted Amendment. Additionally, to the extent the Borrower has terminated the Revolving Commitments of such Lenders and (subject to any consents required by Section 12.10), the Borrower may request any other Lender or any Affiliate of a Lender, Approved Fund or other financial institution to provide a commitment to make loans on the terms set forth in such Loan Modification Offer in an amount not to exceed the amount of the Revolving Commitments terminated and/or Term Loans prepaid pursuant to the preceding sentence. Upon the effectiveness of the Permitted Amendment and any termination of any Lender’s Revolving Commitments (and any related repayment of Revolving Loans and unpaid interest and fees) pursuant to this section and any related commitment of any other Lender or any Affiliate of a Lender, Approved Fund or other financial institution (in each case, subject to the consents required by Section 12.10) with respect to such terminated Revolving Commitments, subject to the payment of applicable amounts pursuant to Section 5.9 in connection therewith, the Borrower shall be deemed to have made such borrowings and repayments of the Revolving Loans, and the Lenders shall make such adjustments of outstanding Revolving Loans between and among them, as shall be necessary to effect the reallocation of the Revolving Commitments such that, after giving effect thereto, the Revolving Loans shall be held by the Lenders (including any Lender or any Affiliate of a Lender, Approved Fund or other financial institution that agrees to an additional commitment as set forth above (in each case, subject to any consents required by Section 12.10) as the new Lenders) ratably in accordance with their Revolving Commitments.

(b) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendment and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of the Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of the Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Revolving Commitments and Term Loans of the Accepting Lenders, including any amendments necessary to treat the applicable Revolving Commitments and/or Term Loans of the Accepting Lenders as a new “Class” of term loans and/or revolving commitments hereunder. Notwithstanding the foregoing, the Permitted Amendment shall not become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officer’s and secretary’s certificates and other documentation consistent with those delivered on the Closing Date under this Agreement.

(c) “Permitted Amendment” means any or all of the following: (i) an extension of the Scheduled Maturity Date applicable solely to the Revolving Commitments and/or Term Loans of the Accepting Lenders, (ii) an increase in the interest rate with respect to the Revolving Commitments and/or Term Loans of the Accepting Lenders, (iii) the inclusion of additional fees to be payable to the Accepting Lenders in connection with the Permitted Amendment (including any upfront fees), (iv) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom, provided that (A) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swingline Loan as between the revolving commitments of such new “Class” and the Revolving

Commitments of the then-existing Lenders shall be made on a pro rata basis as between the revolving commitments of such new “Class” and the Revolving Commitments of the then-existing Revolving Lenders, (B) the L/C Commitment and Swingline Commitment may not be extended without the prior written consent of each Issuing Lender or the Swingline Lender, as applicable, and only to the extent the L/C Commitment or Swingline Commitment so extended does not exceed the aggregate Revolving Commitments extended pursuant to clause (i) above, (C) payments of principal and interest on the Revolving Loans (including loans of Accepting Lenders) shall continue to be shared pro rata in accordance with Section 5.4(a) and payments of principal and interest on the Term Loans (including loans of Accepting Lenders) shall continue to be shared pro rata in accordance with Section 5.4(a), except that notwithstanding Section 5.4(a), the Term Loans, Revolving Loans and Revolving Commitments of the Lenders that are not Accepting Lenders may be repaid and terminated on their applicable Maturity Date, without any pro rata reduction of the revolving commitments and/or repayment of loans of Accepting Lenders with a different Maturity Date, and (v) such other amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to give effect to the foregoing Permitted Amendment; provided it is agreed that the Permitted Amendments shall not amend any terms or add any terms (other than with respect to pricing and fees as set forth in clauses (ii) and (iii) above) that would, prior to the termination or expiration of the Revolving Commitments or prepayment in full of the Term Loans, as applicable, of the Lenders that are not Accepting Lenders, be more favorable to such Accepting Lenders than the terms of the Agreement applicable to the Lenders that are not Accepting Lenders.

(d) This Section 5.16 shall supersede any provision in Section 12.2 to the contrary. Notwithstanding any reallocation into extending and non-extending “Classes” in connection with the Permitted Amendment, all Loans to the Borrower under this Agreement shall rank pari-passu in right of payment.

ARTICLE VI

CONDITIONS OF CLOSING AND BORROWING

SECTION 6.1 Conditions to Closing and Initial Extensions of Credit.

The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Revolving Note in favor of each Lender requesting a Revolving Note, a Swingline Note in favor of the Swingline Lender (if requested thereby) and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i) Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects); (B) none of the Credit Parties is in violation of any of the covenants contained in this Agreement and the other Loan Documents; (C) after giving effect to the Transactions, no Default or Event of Default has occurred and is continuing; (D) since December 31, 2010, no material adverse condition or material adverse change has occurred, nor has any circumstance or condition occurred that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on, the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower and its Subsidiaries, taken as a whole; and (E) each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2 (it being understood that such Responsible Officer is making no certification or representation as to any condition in Section 6.1 or Section 6.2, the satisfaction of which is subject to the Administrative Agent’s discretion).

(ii) Certificate of Secretary of each Credit Party. A certificate of a Secretary or a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii) Certificates of Good Standing. (A) Short form certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization, (B) short form certificates (or other evidence reasonably acceptable to the Administrative Agent) as of a recent date of the good standing of each Credit Party under the laws of each jurisdiction (other than its jurisdiction of organization) where such Credit Party is qualified to do business and failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect and (C) to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

(iv) Opinions of Counsel. Favorable opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof).

(c) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are required by the Security Documents to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.

(ii) Pledged Collateral. The Administrative Agent shall have received (A) copies of stock certificates or other certificates evidencing the Capital Stock required to be delivered pursuant to the Security Documents (with originals to be delivered to the Administrative Agent promptly following the Closing Date), together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) copies of each promissory note required to be delivered pursuant to the Security Documents (with originals to be delivered to the Administrative Agent promptly following the Closing Date) together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv) Hazard and Liability Insurance. The Administrative Agent shall have received evidence of property hazard, business interruption and liability insurance required to be maintained pursuant to Section 8.7(a) (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance in accordance with Section 8.7(b), and if requested by the Administrative Agent, copies of such insurance policies.

(d) Consents; Defaults.

(i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

(ii) No Injunction, Etc. No action, suit, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed in any court or before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages (i) in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or (ii) which could reasonably be expected to have a Material Adverse Effect.

(e) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received (A) the Audited Financial Statements and (B) the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2011 and the related unaudited interim statements of income and retained earnings for the three-month period ended on such date.

(ii) Financial Projections. The Administrative Agent shall have received pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on an annual basis for each year during the term of the Credit Facility, which shall not be materially inconsistent with any financial information or projections previously delivered to the Administrative Agent.

(iii) Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, certifying that as of the Closing Date, after giving effect to the Transactions, the Credit Parties and their Subsidiaries, taken as a whole, are Solvent.

(iv) Payment at Closing. The Borrower shall have paid (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

(f) Miscellaneous.

(i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii) Due Diligence. The Administrative Agent shall have completed, to its satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Borrower and its Subsidiaries in scope and determination satisfactory to the Administrative Agent in its sole discretion.

(iii) Existing Indebtedness. The Existing Credit Agreement and all other existing Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness permitted pursuant to Section 9.3) shall be repaid in full and terminated and all collateral security therefor (including all mortgages and deeds of trust, if any) shall be released, and the Administrative Agent shall have received pay-off letters in form and substance satisfactory to it evidencing such repayment, termination and release. Any existing Indebtedness permitted pursuant to Section 9.3 shall be on terms and conditions reasonably satisfactory to the Administrative Agent.

(iv) PATRIOT Act. The Borrower and each of the Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

(v) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

SECTION 6.2 Conditions to All Extensions of Credit.

The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in Article VII shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date, the Second Amendment Effective Date and as otherwise set forth in Section 6.2, that:

SECTION 7.1 Existence, Qualification and Power.

Each Credit Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.2 Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any material Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its Property is subject; or (c) violate any Law (including, without limitation, Regulation U or Regulation X issued by the Federal Reserve Board).

SECTION 7.3 Governmental Authorization; Other Consents.

No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, other than (i) those that have already been obtained and are in full force and effect (ii) filings to perfect the Liens created by the Security Documents and (iii) filings with the United States Securities and Exchange Commission pursuant to applicable Requirements of Law.

SECTION 7.4 Binding Effect.

This Agreement and each other Loan Document has been duly executed and delivered by each Credit Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Credit Party that is party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws or by equitable principals relating to enforceability.

SECTION 7.5 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated March 31, 2011 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) From December 31, 2010 to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Property of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 8.1(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 8.1(a) and (b)) and present fairly (in the case of the financial statements delivered pursuant to Section 8.1(a), on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated and, in the case of consolidating annual financial statements delivered pursuant to Section 8.1(a), consolidating, financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods.

(e) Since December 31, 2010 there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 7.6 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby, or (b) could reasonably be expected to have a Material Adverse Effect.

SECTION 7.7 No Default.

(a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

SECTION 7.8 Ownership of Property; Liens.

Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

SECTION 7.9 Environmental Compliance.

Except as would not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that would reasonably be expected to give rise to liability under any Environmental Laws.

(b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or would reasonably be expected to give rise to liability under, Environmental Laws.

(c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance or Environmental Liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Credit Party have knowledge that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Credit Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders of Governmental Authorities, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

(f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that would reasonably be expected to give rise to liability under Environmental Laws.

SECTION 7.10 Insurance.

The properties of the Borrower and its Subsidiaries are insured or reinsured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

SECTION 7.11 Taxes.

The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

SECTION 7.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the

IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Credit Party and each ERISA Affiliate have made all statutorily required contributions to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No Pension Plan has any Unfunded Pension Liability; (ii) no Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) no Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

SECTION 7.13 Subsidiaries.

Set forth on Schedule 7.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (i) number of shares of each class of Capital Stock outstanding and (ii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and, in the case of each Subsidiary that is a corporation, non-assessable and, except as set forth on Schedule 7.13 or in connection with a Disposition of a Subsidiary permitted hereunder, is not subject to any outstanding options, warrants, rights of conversion or purchase or any other similar rights with respect thereto.

SECTION 7.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 9.1 or Section 9.5 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 10.1(e) will be margin stock.

(b) None of the Borrower or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or is controlled by any Person that is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 7.15 Disclosure.

No report, financial statement, certificate or other information furnished in writing (other than information of a general economic or industry nature) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or, when taken together with all other information furnished, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information (including the Projections), the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood that the projected financial information is not to be viewed as facts or guaranties of future performance, that actual results may vary materially from the projected financial information and that the Credit Parties make no representation that the projected financial information will in fact be realized).

SECTION 7.16 Compliance with Laws.

Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 7.17 Intellectual Property; Licenses, Etc.

The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 7.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Credit Party or that any Credit Party has the right to use as of the Closing Date. No claim that could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Credit Party know of any such claim. Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Responsible Officers of the Credit Parties, the use of any IP Rights by the Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by any of the Credit Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.17.

SECTION 7.18 Legal Name; State of Formation.

(a) The exact legal name and state of formation of each Credit Party is as set forth on the signature pages to this Agreement (or any Joinder Agreement, as applicable, or as indicated pursuant to Section 9.12).

(b) Except as set forth on Schedule 7.18, no Credit Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its state of formation, or (iii) been party to a merger, consolidation or other similar change in structure.

SECTION 7.19 Real Property Matters.

(a) Set forth on Schedule 7.19 is a complete and accurate list of all Real Property of each Credit Party and its Subsidiaries and showing, as of the Closing Date, the current street address (including, where applicable, county, state and other relevant jurisdictions), record owner and, where applicable, lessee thereof.

(b) As of the Closing Date, no portion of any Real Property of any Credit Party or any of its Subsidiaries has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored in all material respects to its original condition.

(c) All Permits required to have been issued or appropriate to enable all Real Property of the Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

(d) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Borrower or any of its Subsidiaries or any part thereof, except those that, in the aggregate, would not have a Material Adverse Effect.

SECTION 7.20 Effectiveness of Security Interests in the Collateral.

The Security Documents, when executed and delivered by all parties thereto, create valid security interests in, and Liens on, the Collateral purported to be covered thereby.

SECTION 7.21 Labor Matters.

There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Subsidiary as of the Closing Date and neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

SECTION 7.22 Solvency.

Both before and after giving effect to the Loans and L/C Obligations to be made or extended on the date as Loans and L/C Obligations requested hereunder are made or extended, (b) the disbursement of proceeds of such Loans pursuant to the instructions of the Borrower and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries, taken as whole, are Solvent.

SECTION 7.23 Compliance with FCPA.

Each of the Credit Parties and their Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. None of the Credit Parties or their Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or its Subsidiary or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

SECTION 7.24 Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. Neither any Credit Party nor any of its Subsidiaries is in violation in any material respect of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the PATRIOT Act. None of the Credit Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

SECTION 7.25 Compliance with OFAC Rules and Regulations.

(a) None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation in any material respect of any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(b) None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than 10% of its assets located in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan will be used nor have any been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries to:

SECTION 8.1 Financial Statements.

Deliver to the Administrative Agent:

(a) as soon as available, but in any event by the earlier of the date ninety (90) days after the end of each Fiscal Year of the Borrower and the date the Borrower is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited (other than with respect to the consolidating statements) and accompanied by a report and opinion of PricewaterhouseCoopers or other independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that the requirement of consolidating financial statements as set forth in this clause (a) shall only apply, if reasonably requested by the Administrative Agent, for such periods during which there exist Subsidiaries of the Borrower which are not Credit Parties and only to the extent that such Subsidiaries account for at least 1% of Consolidated EBITDA for the four quarter period then ended; and

(b) as soon as available, but in any event by the earlier of the date forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter) of each Fiscal Year of the Borrower and the date the Borrower is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date) for such Fiscal Quarter, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income or operations and cash flows for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided that the requirement of consolidating financial statements as set forth in this clause (b) shall only apply, if reasonably requested by the Administrative Agent, for such periods during which there exist Subsidiaries of the Borrower which are not Credit Parties and only to the extent that such Subsidiaries account for at least 1% of Consolidated EBITDA for the four quarter period then ended;

SECTION 8.2 Certificates; Other Information.

Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 8.1(a) and (b), a duly completed Officer’s Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) within ninety (90) days of the start of each Fiscal Year of the Borrower, the annual business plan of the Borrower and its Subsidiaries, in form and substance as agreed by the Administrative Agent prior to the Closing Date and containing projected financial statements for each quarter of such Fiscal Year;

(c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, (i) copies of Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports, (ii) notice of (and, upon the request of the Administrative Agent, copies of) any other filings made by Borrower or any Subsidiary with the SEC concerning material business developments, and (iii) notice of (and, upon the request of the Administrative Agent, copies of) any other information that is provided by Borrower to its shareholders generally;

(e) upon the request of the Administrative Agent or any Lender, copies of all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or Governmental Authorities concerning allegations of Environmental Liability;

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request to the extent the confidentiality of such information is not required by (i) Requirement of Law or (ii) a contractual obligation to which the Borrower or any of its Subsidiaries is bound; and

(g) upon request by the Administrative Agent (such request not to be made more than once in any calendar year) within thirty (30) days of such request, a certificate of a Responsible Officer of the Borrower listing (i) all applications, if any, for Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made with the United States Copyright Office or the United States Patent and Trademark Office since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (ii) all issuances of registrations or letters on existing applications for Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) by the United States Copyright Office or the United States Patent and Trademark Office received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), and (iii) all material Trademark Licenses, Copyright Licenses and Patent Licenses (each such term as defined in the Security Agreement) registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and entered into since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date).

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(d) may be delivered electronically in accordance with Section 12.1(b); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) in the case of Section 8.2(d), the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). At any time after the making of an Incremental Term Loan pursuant to Section 5.13 or upon notice by the Administrative Agent to the Borrower that any Lender is a Public Lender, the Borrower hereby agrees that (1) it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders, (2) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (3) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Lender and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.11), (4) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (5) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 8.3 Notices.

(a) Default. Promptly (and in any event within five Business Days) after a Responsible Officer of a Credit Party obtains knowledge thereof, notify the Administrative Agent of the occurrence of any Default.

(b) Changes in Accounting. Promptly notify the Administrative Agent of any material change in accounting policies or financial reporting practices (other than changes made in accordance with the requirements of GAAP) by the Borrower or any Subsidiary.

Each notice pursuant to this Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 8.4 Payment of Obligations.

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, subject, where applicable, to specified grace periods, (a) all of its material taxes (Federal, state, local and any other taxes) and (b) all of its other obligations and liabilities of whatever nature in accordance with industry practice and (c) any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and adequate reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.

SECTION 8.5 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 9.4 or 9.5; (b) preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 9.4 or 9.5 and (ii) as could not reasonably be expected to have a Material Adverse Effect; (c) maintain all rights, privileges, permits, licenses and franchises necessary or desirable (in the Borrower’s commercially reasonable judgment) in the normal conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) preserve or renew all of its material registered patents, trademarks, trade names and service marks used in and necessary to its business.

SECTION 8.6 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and Involuntary Dispositions excepted;

(b) make all necessary repairs thereto and renewals and replacements thereof as appropriate in the exercise of its commercially reasonable judgment; and

(c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

SECTION 8.7 Maintenance of Insurance.

(a) Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) or reinsurance with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates, provided that if any insurance company with which the Borrower maintains any such insurance fails to meet the foregoing criteria subsequent to the Borrower obtaining such insurance, the Borrower will within thirty (30) days after obtaining knowledge thereof obtain such insurance from one or more insurance companies that meet the foregoing criteria.

(b) Cause all such insurance relating to any Credit Party (other than any mission success insurance policy or portion thereof obtained by the Borrower or any of its Subsidiaries on behalf of a customer as to which only such customer is named loss payee) to name the Administrative Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation or material reduction in coverage (where such cancellation or reduction is effected by the insurance provider, at the initiative of such insurance provider) shall be effective until after thirty (30) days’ written notice thereof to the Administrative Agent.

SECTION 8.8 Compliance with Laws.

Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.9 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.10 Inspection Rights; Field Audits.

Permit representatives and independent contractors of the Administrative Agent and any Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be obligated to pay expenses incurred by the Administrative Agent or any Lender in connection with such visit or inspection and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice (other than such notice as may be required to comply with the Borrower’s security policies). Notwithstanding the foregoing, neither the Borrower nor any Subsidiary shall be required to disclose (a) any materials subject to a confidentiality obligation binding upon the Borrower or such Subsidiary to the extent such disclosure would violate such obligations or (b) any communications protected by attorney-client privilege the disclosure or inspection of which would waive such privilege.

SECTION 8.11 Use of Proceeds.

Use the proceeds of (a) the Revolving Loans to finance working capital, capital expenditures and other general corporate purposes (including refinancing certain existing Indebtedness, Acquisitions and Restricted Payments) and (b) the Term Loans to redeem the Existing Convertible Notes or for other general corporate purposes (including refinancing certain existing Indebtedness, Acquisitions and Restricted Payments).

SECTION 8.12 Subsidiaries.

(a) Within forty-five (45) days after the acquisition or formation of any Subsidiary, notify the Administrative Agent thereof in writing, together with (i) jurisdiction of formation, (ii) number of shares of each class of Capital Stock outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(b) To the extent not delivered to the Administrative Agent on or before the Closing Date (including in respect of Persons that become Subsidiaries of any Credit Party after the Closing Date), do, or cause each Domestic Subsidiary or Specified Foreign Subsidiary (other than any Subsidiary in respect of which all Investments made by the Borrower are made in reliance on Section 9.2(l)(i) subject to the Investment Cap Amount (a “Restricted Investment Subsidiary”) of the Borrower to do, each of the following, within forty-five (45) days after the acquisition or formation of any Domestic Subsidiary, Specified Foreign Subsidiary or applicable Property, unless otherwise agreed by the Administrative Agent:

(i) deliver to the Administrative Agent a duly executed Joinder Agreement whereby such Subsidiary shall join as a party to the Guaranty and the Security Documents, substantially in the form of Exhibit H; provided, however, in no event shall any Immaterial Domestic Subsidiary be required to guaranty the payment of the Obligations;

(ii) to the extent consistent with the Collateral scope and perfection requirements of the Security Agreement, deliver to the Administrative Agent all certificates, instruments and other documents representing all Capital Stock required to be pledged pursuant to the Security Agreement, promissory notes required to be pledged pursuant to the Security Documents and all other Capital Stock Equivalent and instruments evidencing Indebtedness being pledged pursuant to the Security Agreement, together with the following items to the extent required under the Security Agreement (A) in the case of certificated Capital Stock and Capital Stock Equivalent, undated stock powers endorsed in blank and (B) in the case of promissory notes and other certificated instruments evidencing Indebtedness, endorsed in blank, in each case executed and delivered by a Responsible Officer of such Credit Party or such Subsidiary thereof, as the case may be;

(iii) to take such other actions necessary or advisable to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (i) above or to create,

maintain or perfect the security interest required to be granted pursuant to clause (i) above in a manner consistent with the requirements of the Security Agreement, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Administrative Agent; and

(iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 8.13 ERISA Compliance.

Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

SECTION 8.14 Real Property.

(a) Do, and cause each of its Subsidiaries to, (i) except as would not have a Material Adverse Effect, comply in all material respects with all of their respective obligations under all of their respective Material Leases, (ii) promptly notify the Administrative Agent of any cancellation, assignment or sublet of any Material Lease (if such cancellation, assignment or sublet would have a Material Adverse Effect) and (iii) provide the Administrative Agent with a copy of each notice of default under any Material Lease received by the Borrower or any Subsidiary of the Borrower promptly upon receipt thereof.

(b) Promptly upon (i) entering into any Material Lease or upon any Lease becoming a Material Lease or (ii) acquiring any Material Fee Property, provide, and cause each applicable Guarantor to provide, the Administrative Agent written notice thereof.

SECTION 8.15 Post-Closing Actions.

Deliver to the Administrative Agent within ten (10) business days of the Closing Date (or such later date as agreed to by the Administrative Agent) any corrections or modifications reasonably required by the Administrative Agent to the evidence of property hazard, business interruption and liability insurance required to be delivered pursuant to Section 6.1(c)(iv).

ARTICLE IX

NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to.

SECTION 9.1 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 9.1 and any renewals or extensions thereof, provided that the Property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Sections 9.3(b), (c) or (m);

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not more than 30 days past due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not more than 30 days past due and payable or, if due and payable, no other action has been taken in accordance with Applicable Law to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure (i) the performance of tenders, bids, trade contracts, licenses and leases, statutory obligations, surety bonds, performance bonds, bank guaranties and other obligations of a like nature incurred in the ordinary course of business (including earnest money deposits in respect of any Acquisition), or (ii) indemnification obligations relating to any Disposition (including any transaction described in the definition of Disposition) permitted by this Agreement;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments, awards or orders for the payment of money that do not constitute an Event of Default pursuant to Section 10.1(h);

(i) Liens securing purchase money Indebtedness permitted under Section 9.3(b), (c), (h) or (m) and any renewals or extensions thereof; provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the purchase price of the Property acquired;

(j) leases, licenses or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 9.2;

(m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n) Liens of a collection bank arising under Section 4-210 of the UCC (or equivalent in foreign jurisdictions) on items in the course of collection;

(o) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of Applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(p) Liens on cash collateral securing reimbursement obligations of the Borrower and its Subsidiaries under letters of credit;

(q) Liens granted to the United States Government pursuant to F.A.R. 52.232-16 and F.A.R. 52.245-5 on certain assets of Borrower or any Subsidiary in prime contracts with the United States Government or any United States Agency or as specified in subcontracts to which the Borrower is a party;

(r) liens on work-in-progress and associated property of the Borrower or its Subsidiaries under any contract with a customer, including, without limitation, labor, services, materials, data, documentation, records, equipment, inventory, general intangibles, intellectual property, computer programs, documents, goods and proceeds of the foregoing; provided that unless otherwise approved by the Administrative Agent, in each case such liens shall extend only to (x) work-in-progress and associated property to be furnished or transferred to the customer pursuant to such contract, (y) rights under subcontracts and general intangibles entered into by the Borrower or its Subsidiaries in connection with the performance of such contract and (z) proceeds of any the foregoing;

(s) Liens securing Indebtedness permitted under Section 9.3(h); and

(t) Liens not otherwise permitted by the foregoing clauses of this Section 9.1 securing obligations or other liabilities of any Credit Party; provided, however, that the aggregate outstanding amount of all such obligations and liabilities shall not exceed $25,000,000 at any time.

SECTION 9.2 Investments. Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash or Investment Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 9.2;

(c) Investments consisting of advances or loans to directors, officers and employees for travel, entertainment, relocation and analogous business purposes made in the ordinary course of business on terms consistent with past practices of the Borrower in an aggregate principal amount (including Investments of such type set forth in Schedule 9.2) not to exceed $1,000,000 at any time outstanding;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(e) Investments received in satisfaction or partial satisfaction of judgments, foreclosures of liens or settlement of litigation, claims or debts (whether pursuant to a plan of reorganization or otherwise);

(f) Investments in any Credit Party;

(g) Permitted Acquisitions;

(h) Investments consisting of cash collateral to secure letters of credit or other obligations described in Section 9.1(e) or (f);

(i) Investments by any Subsidiary that is not a Credit Party in any other Person to the extent made with proceeds received pursuant to a transaction permitted under this Agreement;

(j) obligations under Hedge Agreements to the extent permitted under Section 9.3;

(k) Investments made as a result of the receipt of non-cash consideration from (i) a Disposition permitted by Section 9.5, or (ii) any licensing of IP Rights not constituting a Disposition;

(l) other Investments (including any Acquisition) not otherwise permitted pursuant to this Section 9.2, so long as (i) in the case of any Investment made in reliance on this clause (l)(i), the aggregate amount of all such Investments during the term of this Agreement shall not exceed, at the time that such Investment is consummated and after giving effect to such Investment, the Investment Cap Amount; provided, however, that for purposes of calculating compliance under this clause (l)(i), any Investment made in reliance on this clause (l)(i) when the Consolidated Senior Secured Leverage Ratio is not less than 2.0 to 1 shall take into account all Investments made during the term of this Agreement in reliance on the following clause (l)(ii) in an amount equal to 50% of the aggregate amount of such Investments or (ii) in the case of any Investment made in reliance on this clause (l)(ii), (x) the Consolidated Senior Secured Leverage Ratio shall be less than 2.0 to 1.0 as of the most recent Fiscal Quarter end both before and after giving effect to such Investment on a Pro Forma Basis, as certified by a Responsible Officer of the Borrower in the case of any Investment in an amount individually, or together with other Investments made pursuant to this Section 9.2(l) since the date of the most recent Compliance Certificate delivered pursuant to Section 8.2(a) in the aggregate, in excess of $25,000,000 (provided in no event shall such certificate be required with respect to any individual Investment of less than $2,500,000) and (y) any Subsidiary which is the subject of an Investment made in reliance on this clause (l) shall be or shall become a Guarantor to the extent required (and within the time periods provided) pursuant Section 8.12; and

(m) Investments in auction rate securities held by the Borrower as of the Closing Date, together with any replacements, exchanges or extensions thereof.

SECTION 9.3 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 9.3 and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s) or the Lenders and any increase in the principal amount of any Indebtedness on such Schedule by an aggregate amount of up to $1,000,000, and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s) or the Lenders;

(c) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (i) the total of all such Indebtedness incurred and at any time outstanding pursuant to this Section 9.3(c) for all such Persons taken together shall not exceed $75,000,000 at any one time outstanding (ii) such Indebtedness when incurred by Borrower or any of its Subsidiaries shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Hedge Agreement, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Hedge Agreement does not contain any provision exonerating the non defaulting party from its obligation to make termination payments on outstanding transactions to the defaulting party;

(e) intercompany Indebtedness permitted under Section 9.2;

(f) Indebtedness consisting of mortgage financing with respect to any Real Property owned by any Credit Party (with recourse limited to such owned Real Property (subject to customary non-recourse carveouts)),

(g) Indebtedness in respect of letters of credit (other than those issued hereunder, including the Existing Letters of Credit) in an aggregate outstanding amount not to exceed $10,000,000 at any time;

(h) Indebtedness acquired in connection with a Permitted Acquisition or Investment permitted pursuant to Section 9.2(l) where such Indebtedness (i) existed on the date of the consummation of such Permitted Acquisition or Investment permitted pursuant to Section 9.2(l), (ii) was not incurred in contemplation of the such Permitted Acquisition or Investment permitted pursuant to Section 9.2(l) and (iii) is not at any time secured by assets of the Borrower and its Subsidiaries other than those acquired in such Permitted Acquisition or Investment permitted pursuant to Section 9.2(l);

(i) performance bonds, surety bonds, bank guaranties and similar instruments incurred in the ordinary course of business;

(j) (I) other unsecured Indebtedness (including unsecured Indebtedness incurred in a refinancing or replacement of any Indebtedness) and (II) the Additional Convertible Notes, in each case, so long as, (A) there shall exist no Default or Event of Default before or after giving effect to the incurrence of such Indebtedness, (B) upon giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 9.15 as of the most recent Fiscal Quarter end for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or (b), and which, in the case of any Indebtedness incurred in reliance on this clause (j) in an amount individually in excess of $10,000,000, shall be demonstrated pursuant to a certificate of a Responsible Officer which the Borrower has delivered to the Administrative Agent, (C) the scheduled maturity date of such Indebtedness is at least 90 days after the Scheduled Maturity Date and (D) no scheduled payments of principal of such Indebtedness are required sooner than 90 days following the Scheduled Maturity Date;

(k) Guarantees with respect to Indebtedness permitted under this Section 9.3;

(l) Indebtedness secured by, or a Capital Lease in respect of, equipment associated with the Orbital Launch Support Assets;

(m) secured Indebtedness not otherwise permitted under this Section 9.3; provided, however, that the aggregate outstanding principal amount of all such secured Indebtedness shall not exceed $25,000,000 at any time; and

(n) unsecured Indebtedness not otherwise permitted under this Section 9.3; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness shall not exceed $50,000,000 at any time and provided (A) there shall exist no Default or Event of Default before or after giving effect to the incurrence of such Indebtedness and (B) upon giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 9.15 as of the most recent Fiscal Quarter end for which the Borrower has delivered financial statements pursuant to Section 8.1(a) or (b), and which, in the case of any Indebtedness incurred in reliance on this clause (n) in an amount individually in excess of $10,000,000, shall be demonstrated pursuant to a certificate of a Responsible Officer which the Borrower has delivered to the Administrative Agent.

SECTION 9.4 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 9.4 but subject to the terms of Section 8.12, (a) the Borrower may merge or consolidate with any Subsidiary; provided that the Borrower shall be the continuing or surviving entity, (b) any Domestic Subsidiary may merge or consolidate with any other Domestic Subsidiary; provided that if a Credit Party is a party thereto then a Credit Party shall be the continuing or surviving entity or the surviving entity shall become a Credit Party immediately upon the consummation of such transaction, (c) any Foreign Subsidiary may merge or consolidate with any Domestic Subsidiary; provided that a Domestic Subsidiary shall be the continuing or surviving entity (and if a Credit Party is a party thereto then a Credit Party shall be the continuing or surviving entity), (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (e) any Subsidiary may merge with any Person that is not a Credit Party in connection with a Disposition permitted under Section 9.5 or an Acquisition or Investment permitted pursuant to Section 9.2; provided that, if such transaction (A) involves the Borrower, the Borrower shall be the continuing or surviving corporation and (B) involves a Credit Party (other than the Borrower), such Credit Party shall be the continuing or surviving corporation or the surviving entity or shall become a Credit Party immediately upon the consummation of such transaction, and (f) any Subsidiary may dissolve, liquidate or wind up its affairs at any time if such Subsidiary (i) is not a Credit Party or (ii) does not own any assets or engage in any business at the time of such dissolution, liquidation or wind up provided that, in each case, such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

SECTION 9.5 Dispositions.

Make any Disposition unless (a) at least seventy-five percent (75%) of the consideration paid in connection therewith shall be cash or Investment Cash Equivalents that is received contemporaneous with the consummation of such Disposition and the Total Consideration paid shall be in an amount not less than the fair market value (as reasonably determined by the Borrower) of the Property disposed of, (b) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 9.14, (c) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 9.5 or receivables that are being sold because the selling party reasonably believes that such receivables will be difficult or expensive to collect, (d) the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all Dispositions shall not, as of the date of any such Disposition, exceed (i) in any period of four Fiscal Quarters ending in the Fiscal Quarter in which such Disposition is made, an amount equal to 10% of the Borrower’s Total Assets as of the date of the most recent quarterly financial statements delivered pursuant to Section 8.1 and (ii) during the term of this Agreement, 20% of the Borrower’s Total Assets as of the date of the most recent quarterly financial statements delivered pursuant to Section 8.1; provided, however, that Dispositions for which the Total Consideration paid is less than $1,000,000 shall not be included for purposes of the calculation set forth in clause (d) and (e) the sale of the Orbital Launch Support Assets. Any assets subject to a disposition permitted under this Section 9.5 or the definition of “Disposition” permitted hereby shall be released from any Lien pursuant Section 11.9, and the Administrative Agent agrees to execute such release documentation as may be reasonably requested by the Borrower to evidence such release; provided further, that the Administrative Agent shall have received a certificate of a Responsible Officer certifying that no Default or Event of Default shall have occurred or be continuing (before and after giving effect to such Disposition) and that such Disposition is permitted under the terms of this Agreement.

SECTION 9.6 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, except that:

(a) the Borrower may make Restricted Payments:

(i) in an amount not to exceed $25,000,000 in any Fiscal Year, so long as (A) there shall exist no Default or Event of Default before or after giving effect to such Restricted Payment and (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating that, upon giving effect to such Restricted Payment on a Pro Forma Basis, the Credit Parties would be in compliance with the financial covenants set forth in Section 9.15 as of the most recently ended Fiscal Quarter of the Borrower;

(ii) in an amount not to exceed the Restricted Payment Cap Amount so long as (A) there shall exist no Default or Event of Default before or after giving effect to such Restricted Payment and (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating that, upon giving effect to such Restricted Payment on a Pro Forma Basis, (I) as of the most recently ended Fiscal Quarter of the Borrower the Consolidated Senior Secured Leverage Ratio is less than 2.0 to 1.0 and the Consolidated Total Leverage Ratio is less than 4.0 to 1.0 and (II) the Credit Parties shall have no less than $100,000,000 of Cash, Netting Cash Equivalents and/or Availability;

(iii) in an unlimited amount, so long as (A) there shall exist no Default or Event of Default before or after giving effect to such Restricted Payment and (B) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating that, upon giving effect to such Restricted Payment on a Pro Forma Basis, (I) as of the most recently ended Fiscal Quarter of the Borrower the Consolidated Senior Secured Leverage Ratio is less than 1.25 to 1.0 and the Consolidated Total Leverage Ratio is less than 4.0 to 1.0 and (II) no more than $100,000,000 of Revolving Loans (exclusive of any outstanding Letters of Credit) and Swing Line Loans are outstanding under the Credit Facility at such time, as certified by a Responsible Officer of the Borrower;

(b) the Borrower may repurchase Capital Stock of the Borrower issued to employees and directors of the Borrower in an amount necessary to satisfy such individual’s income tax withholding obligations relating to the vesting of any restricted stock grants that have been approved by the Borrower’s Board of Directors or the appropriate committee thereof;

(c) the Borrower may repurchase Capital Stock of the Borrower issued to employees, directors or managers upon the death, disability or termination of employment of such person or pursuant to the terms of any subscription, stockholder or other agreement or plan approved by the Borrower’s Board of Directors in an aggregate amount not to exceed (i) $500,000 in any Fiscal Year or (ii) $2,000,000 during the term of this Agreement; and

(d) the following shall also be permitted with respect to the Convertible Notes:

(i) regularly scheduled payments of principal and interest with respect to the Convertible Notes;

(ii) the repurchase, refinancing or replacement of Convertible Notes with (A) the net cash proceeds of Revolving Loans or Term Loans, unsecured Indebtedness which satisfies the requirement of Section 9.3(j), any issuance of Capital Stock or Capital Stock Equivalent and/or cash, so long as (I) there shall exist no Default or Event of Default before or after giving effect to such redemption, and (II) after giving effect to such redemption on a Pro Forma Basis, (i) the Credit Parties shall have no less than $50,000,000 in Cash, Netting Cash Equivalents and/or Availability and (ii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating that, upon giving effect to such redemption on a Pro Forma Basis, the Borrower’s Consolidated Senior Secured Leverage Ratio (A) shall be at least 0.25x less than the applicable covenant level required under Section 9.15(b) at the time such redemption is made; (B) to the extent such redemption will not require any incremental borrowings under the Revolving Facility, shall not be more than the Borrower’s Consolidated Senior Secured Leverage Ratio would be immediately prior to the consummation of such redemption; or (C) the proceeds of the Convertible Notes Escrow Account; and

(iii) payments made (whether in cash, Capital Stock or any combination thereof) in connection with the exercise of any conversion rights by the holders of the Convertible Notes in accordance with the terms of the Convertible Note Documents.

SECTION 9.7 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto (or any reasonable expansions or extensions thereof), it being understood that an Acquisition or Investment shall comply with this Section 9.7 so long as the principal line of business acquired as a part of such Acquisition or Investment is consistent with the requirements of this Section 9.7.

SECTION 9.8 Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) transactions between Credit Parties, (b) intercompany transactions and Restricted Payments permitted by Sections 9.2, 9.3, 9.4 or 9.6, (c) reasonable compensation and reimbursement of expenses of officers and directors and (d) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms length transaction with a Person other than an officer, director or Affiliate.

SECTION 9.9 Burdensome Agreements.

Enter into or permit to exist any Contractual Obligation that encumbers or restricts the ability of any Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its Property to any Credit Party, (e) pledge its Property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (f) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for (i) this Agreement and the other Loan Documents, (ii) any document or instrument governing Indebtedness (A) permitted pursuant to Section 9.3(b), (B) incurred pursuant to Section 9.3(c) or (h), provided that any such restriction contained therein relates only to the Property financed thereby, or (C) incurred pursuant to Section 9.3(j) or (m) provided that any such restriction therein does not relate to the Collateral, (iii) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iv) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 9.5 pending the consummation of such sale, (v) non-assignability provisions in contracts entered into in the ordinary course of business, (vi) restrictions on transfer of the Capital Stock of Subsidiaries that prohibit transfers in contravention of applicable securities laws, (vii) restrictions on the pledge of interests in any joint venture contained in the applicable joint venture agreement, (viii) the Convertible Note Documents and (ix) restrictions of the type described in clauses (a), (b), (c) and (d) of this Section 9.9 applicable only to the Borrower or Subsidiaries that are Credit Parties. Notwithstanding anything to the contrary in this Section 9.9, any Contractual Obligation that (i) contains financial covenants that are no more burdensome than the financial covenants set forth herein or (ii) includes a requirement that such Contractual Obligation be equally and ratably guarantied by any Guarantor under this Agreement, shall be deemed not to violate the requirements of this Section 9.9 by virtue of the provisions described in the foregoing clauses (i) or (ii).

SECTION 9.10 Use of Proceeds.

Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

SECTION 9.11 Convertible Notes.

(a) (I) Amend or modify any of the terms of any of the Existing Convertible Note Documents if such amendment or modification would add or change any terms in a manner that, taken as a whole, is materially adverse to the Borrower or any of its Subsidiaries (including, without limitation, any amendment or modification that would (i) shorten the final maturity or average life to maturity, (ii) require any payment to be made sooner than originally scheduled (including in connection with a conversion) or increase the interest rate applicable thereto or (iii) modify the method of calculating the amount payable upon the optional or mandatory redemption of, or the conversion of, the Existing Convertible Notes from the method contained in the Existing Convertible Note Documents); or (II) amend or modify any terms of any of the Additional Convertible Note Documents if such amendment or modification would add or change any terms related to the amount or timing of any cash payment to be made by the Borrower with respect thereto in a manner that, taken as a whole, is materially adverse to the

Borrower or any of its Subsidiaries (including, without limitation, any amendment or modification that would (i) shorten the final maturity or average life to maturity, (ii) require any payment to be made sooner than originally scheduled (including in connection with a conversion) or increase the interest rate applicable thereto or (iii) modify the method of calculating the amount payable upon the optional or mandatory redemption of, or the conversion of, the Additional Convertible Notes from the method contained in the Additional Convertible Note Documents); but excluding in each case for clauses (I) and (II) above any amendment or modification required by the Convertible Note Documents that would not require the consent of any holder of Convertible Notes under the Convertible Note Documents;

(b) Amend or modify any of the subordination provisions of the Existing Convertible Note Documents; or

(c) Make any payments of principal or interest in respect of the Existing Convertible Notes in contravention of the subordination provisions thereof (other than solely with the proceeds of the Convertible Notes Escrow Account).

SECTION 9.12 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity; Chief Executive Office.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b) Change its Fiscal Year without thirty (30) days prior written notice to the Administrative Agent.

(c) Unless otherwise approved by the Administrative Agent in writing, without providing thirty (30) days prior written notice to the Administrative Agent, change the name, organizational identification number, state of formation or form of organization of any Credit Party.

SECTION 9.13 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (i) create, incur, assume or suffer to exist any Lien on any Capital Stock of any Subsidiary, except for Permitted Liens or (ii) permit any Subsidiary to issue any shares of preferred Capital Stock to any Person other than the Borrower or any Subsidiary.

SECTION 9.14 Sale and Leaseback Transactions.

Enter into or permit to exist any Sale and Leaseback Transaction, other than to the extent the Attributable Indebtedness is permitted under Section 9.3(c); provided, however, that any assets subject to a Sale and Leaseback Transaction permitted hereby shall be released from any Lien pursuant Section 11.9; provided further, that the Administrative Agent shall have received a certificate of a Responsible Officer certifying that no Default or Event of Default shall have occurred or be continuing (before and after giving effect to such Disposition) and that such Disposition is permitted under the terms of this Agreement.

SECTION 9.15 Financial Covenants.

(a) Consolidated Total Leverage Ratio. The Borrower shall maintain, as determined as of the last day of each Fiscal Quarter, a Consolidated Total Leverage Ratio of not more than 4.25 to 1.00.

(b) Consolidated Senior Secured Leverage Ratio. The Borrower shall maintain, as determined as of the last day of each Fiscal Quarter, a Consolidated Senior Secured Leverage Ratio of not more than 2.50 to 1.00.

(c) Consolidated Interest Coverage Ratio. The Borrower shall maintain a Consolidated Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 3.00 to 1.00.

The parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 9.15 and for purposes of determining the Applicable Margin, (a) after consummation of any Disposition with respect to such Disposition, (i) income statement items and cash flow statement items (whether positive or negative) attributable to the Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness that is repaid with the proceeds of such Disposition shall be excluded from such calculations and deemed to have been repaid as of the first day of such applicable period, and (b) after consummation of any Permitted Acquisition or any other Acquisition or Investment made in reliance on the provisions of Section 9.2(l), income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (i) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Article I and (ii) Indebtedness of the Person acquired which is retired in connection with such Permitted Acquisition, Acquisition or Investment shall be excluded from such calculation and deemed to have been retired as of the first day of such applicable period.

ARTICLE X

DEFAULT AND REMEDIES

SECTION 10.1 Events of Default.

Each of the following shall constitute an Event of Default:

(a) Non-Payment. Any Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment fee or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.

(i) Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 8.1, 8.2(a) or 8.5(a) and such failure continues for five days; or

(ii) Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 8.3(a), 8.10, 8.11, 8.12 or Article IX; or

(c) Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of any Responsible Officer of a Credit Party obtaining knowledge thereof or the Administrative Agent providing notice thereof to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or guaranty (other than Indebtedness hereunder and Indebtedness under any Hedge Agreement) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guaranty or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, in each case after the expiration of the applicable cure period, the effect of which default or other event is (x) to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to become due prior to its stated maturity or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or such guaranty to become payable or cash collateral in respect thereof to be demanded, or (y) to require, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to require, an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that the occurrence of any scheduled repurchase date for the Convertible Notes or any event allowing holders of the Convertible Notes to exercise their right to convert, in each case in accordance with the terms of the Convertible Note Documents, shall not constitute an Event of Default under this clause (i) or (ii) there occurs under any Hedge Agreement an Early Termination Date (as defined in such Hedge Agreement) resulting from (A) any event of default under such Hedge Agreement as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Hedge Agreement), (B) any Termination Event (as defined in such Hedge Agreement but excluding any Termination Event arising from an Illegality (as defined in such Hedge Agreement) or Tax Event (as defined in such Hedge Agreement)) as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000 or (C) any Termination Event (as defined in such Hedge Agreement) arising from an Illegality (as defined in such Hedge Agreement) or Tax Event (as defined in such Hedge Agreement)) as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Hedge Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $10,000,000; or

(f) Insolvency Proceedings, Etc. Any Credit Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its Property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Credit Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h) Judgments. There is entered against any Credit Party one or more final judgments or orders for the payment of money in an aggregate amount exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and the same shall not be stayed, bonded or discharged within sixty (60) days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $10,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Loan Document; or any Credit Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Security Document shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Credit Party shall so state in writing; or

(k) Change of Control. There occurs any Change of Control; or

(l) Subordination Provisions of Existing Convertible Notes.

(i) any of the Obligations for any reason shall fail to be “Senior Debt” (or any comparable term) under, and as defined in, any Existing Convertible Note Document; or

(ii) the subordination provisions of any Existing Convertible Note Document shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Existing Convertible Notes.

SECTION 10.2 Remedies.

Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Credit Facility. Terminate the Revolving Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit

Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(f) or (g), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

(c) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

SECTION 10.3 Rights and Remedies Cumulative; Non-Waiver; etc.

The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 10.4 Crediting of Payments and Proceeds.

In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each applicable Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, such Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to cash collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

SECTION 10.5 Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.6 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.

(b) Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XI

THE ADMINISTRATIVE AGENT

SECTION 11.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for Section 11.6 and 11.9, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 11.2 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 11.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4 Reliance by the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 11.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent.

SECTION 11.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and subject to the consent of the Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower and subject to the consent of the Borrower (provided no Event of Default has occurred and is continuing at the time of such removal), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Registration Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation in the manner set forth in this clause (d) as Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

SECTION 11.7 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 11.8 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book managers, lead managers, arrangers, lead arrangers or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

SECTION 11.9 Collateral and Guaranty Matters.

Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent and the Administrative Agent hereby agrees with the Borrower to promptly upon the request of the Borrower:

(a) release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (i) upon the termination of the Revolving Commitment and payment in full of all Secured Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made (or as to which the release of the Lien on the Collateral is otherwise permitted pursuant to the terms of the applicable Secured Cash Management Agreement or Secured Hedge Agreement) and the expiration or termination of all Letters of Credit not fully Cash Collateralized pursuant to Section 3.8, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.2;

(b) release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, promptly (x) deliver to the applicable Credit Party any Collateral in the Administrative Agent’s possession following the release of such Collateral and (y) execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

SECTION 11.10 Secured Hedge Agreements and Secured Cash Management Agreements.

No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to the Borrower:	Orbital Sciences Corporation
45101 Warp Drive
Dulles, Virginia 20166
Attention of: Michael Williams, Senior Vice President and Treasurer
Telephone No.: 703-406-5540
Telecopy No.: 703-406-3502
E-mail: williams.michael@orbital.com
Website: www.orbital.com

With copies to:	Orbital Sciences Corporation
21839 Atlantic Boulevard
Dulles, Virginia 20166
Attention of: General Counsel
Telephone No.: 703-406-5524
Telecopy No.: 703-406-5572

Hogan Lovells US LLP
Columbia Square
555Thirteenth Street, NW
Washington, DC 20004
Attention of: Gordon Wilson
Telephone No.: 202-637-5711
Telecopy No.: 202-637-5910
E-mail: gordon.wilson@hoganlovells.com

If to Wells Fargo as Administrative Agent:	Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: 704-590-2703
Telecopy No.: 704-590-3481

With copies to:	Wells Fargo Bank, National Association
301 South College St., 15th Floor
Charlotte, NC 28202
Attention of: Scott Santa Cruz
Telephone No.: 704-383-1988
Telecopy No.: 704-715-1438
E-mail: scott.santacruz@wellsfargo.com

If to any Lender:	To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to Article II and/or Article III if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested

(d) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(e) Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 12.2 Amendments, Waivers and Consents.

Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a) [intentionally omitted];

(b) increase the Revolving Commitment of any Revolving Lender (or reinstate any Revolving Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Revolving Lender;

(c) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however that any waiver of the application of the Springing Maturity Date or the definition or determination thereof shall only require the approval of the Required Lenders;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder as a result of a change in the effective pricing level in the definition of Applicable Margin;

(e) except as otherwise permitted by this Section 12.2, change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(f) except as otherwise permitted by this Section 12.2, change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(g) consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(h) release (i) all of the Guarantors or (ii) Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty (other than as authorized in Section 11.9), without the written consent of each Lender; or

(i) release all or substantially all of the Collateral (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision, (vi) the Borrower, the Administrative Agent and the Issuing Lenders may reallocate the Individual L/C Sub-Commitments among the Issuing Lenders without any further action or consent of any other party to any Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (a) the Revolving Commitment of such Lender may not be increased or extended without the consent of such Lender, (b) the principal amount of any Loans outstanding to such Defaulting Lender may not be waived, forgiven or reduced without such Lender’s consent (unless all Lenders affected thereby are treated similarly) and (c) the final maturity date(s) of such Defaulting Lender’s Loans or any other extensions of credit or obligations of the Borrower owing to such Defaulting Lender may not be extended without such Defaulting Lender’s consent.

Without limiting the foregoing rights of the Lenders set forth above in this Section 12.2, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Commitment or any increase in any Lender’s Revolving Commitment Percentage, in each case, without the written consent of such affected Lender.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Without limiting the foregoing rights of the Lenders set forth above in this Section 12.2 or the provisions of Sections 5.13 or 5.16:

(i) This Agreement may be amended (or amended and restated) with the written consent of the Credit Parties and the Required Lenders (A) to increase the aggregate Revolving Commitments of the Lenders; provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Commitment or any increase in any Lender’s Revolving Commitment Percentage, in each case, without the written consent of such affected Lender, (B) to add one or more additional borrowing tranches to this Agreement and to provide for the ratable sharing of the benefits of this Agreement and the other Loan Documents with the other then outstanding Obligations in respect of the extensions of credit from time to time outstanding under such additional borrowing tranche(s) and the accrued interest and fees in respect thereof and (C) to include appropriately the lenders under such additional borrowing tranches in any determination of Required Lenders and/or the determination of the requisite Lenders under any other provision of this Agreement corresponding to the consent rights of the other Lenders thereunder;

(ii) any provision of this Agreement may be amended by an agreement in writing entered into by the Credit Parties, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Lender and the Swingline Lender) if (A) by the terms of such agreement the Revolving Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement (notwithstanding the provisions of Section 5.6 that require ratable payments to the Lenders); and

(iii) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders under one or more tranches but not under any other tranche may be effected by an agreement or agreements in writing entered into by the Credit Parties and the requisite percentage in interest of the affected tranche or tranches of Lenders that would be required to consent thereto under this Section 12.2 if such tranche or tranches of Lenders were the only tranche or tranches of Lenders hereunder at the time.

SECTION 12.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) without duplication of any expenses reimbursed pursuant to Section 3.3(c), all reasonable and documented out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any

Lender or the Issuing Lenders) in connection with the enforcement or protection of its rights upon the occurrence of an Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that in connection with any one such action or any separate but substantially similar or related actions in the same jurisdiction, the Credit Parties shall not be liable for the fees and expenses of more than one counsel to the Administrative Agent, the Lenders and the Issuing Lenders (along with one local counsel in each applicable jurisdiction and one regulatory counsel), unless there shall exist an actual conflict of interest among such Persons, and in such case, not more than one additional counsel to the affected parties (along with one additional local counsel in each applicable jurisdiction and one additional regulatory counsel).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower, any Subsidiary or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) result from any dispute solely among the Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent or Arranger or any similar role under this Agreement or any other Loan Document and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates, (x) constitute amounts in respect of Excluded Taxes (other than any Taxes imposed on amounts payable in connection with this Section 12.3), (y) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or (z) result from a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

It is understood that, with respect to any particular action, suit, proceeding or investigation subject to indemnification hereunder, the Credit Parties shall not be required to reimburse, or indemnify and hold harmless for, the reasonable and documented legal fees and expenses of more than one outside counsel (in addition to up to one local counsel in each applicable local jurisdiction and one regulatory counsel) for all Indemnitees that are the subject of such action, suit, proceeding or investigation unless there shall exist an actual conflict of interest, in which case the Credit Parties shall be required to reimburse, or indemnify and hold harmless for, the reasonable and documented legal fees and expenses of one additional counsel to the affected parties (along with one additional local counsel in each applicable jurisdiction and one additional regulatory counsel). The Credit Parties shall not be liable for any settlement of any claim against any Indemnitee made without the Borrower’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided that you shall be deemed to have consented to any such settlement unless you shall object thereto by written notice to the applicable Indemnitee(s) within fifteen (15) Business Days after having received written notice thereof.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee.

(e) Payments. All amounts due under this Section shall be payable within fifteen (15) days after receipt of a reasonably detailed invoice therefor.

SECTION 12.4 Right of SetOff.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 12.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of New York (including Section 5.1401 and Section 5.1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6 Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.7 Reversal of Payments.

To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

SECTION 12.8 Injunctive Relief.

The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

SECTION 12.9 [RESERVED]

SECTION 12.10 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment and the Loans at the time owing to it (in each case with respect to any Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, (I) in the case of any assignment in respect of the Revolving Facility, the aggregate amount of the Revolving Commitment (which for this purpose includes Revolving Loans outstanding thereunder) or, if the applicable Revolving Commitment is not then in effect, the principal outstanding balance of the Revolving Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) or (II) in the case of any assignment in respect of the Term Loan Facility, the principal outstanding balance of the portion of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date), shall, in such case, not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof, together with all information reasonably requested by the Borrower to evaluate such assignment, including, without limitation, whether such assignee is a Public Lender;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Facility if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consents of the Issuing Lender and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or for any assignment in respect of the Revolving Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided, that (i) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (ii) such fee shall be waived in connection with an assignment pursuant to Section 5.12), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or (C) to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, Issuing Lender, Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.2 that directly affects such Participant and could not be affected by a vote of the Required Lenders. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.8, 5.9, 5.10 and 5.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender, provided such Participant agrees to be subject to Section 5.6 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 5.10 and 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. No Participant shall be entitled to the benefits of Section 5.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.11(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 12.11 Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent, Issuing Lender or Lender, as applicable, shall, to the extent permitted by Applicable Law (and other than in connection with ordinary course bank examinations by any regulatory authority or self-regulatory authority), use commercially reasonable efforts to provide the Borrower with advance notice of such disclosure; (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, Participant or proposed Participant, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrower, (h) following the occurrence of the Closing Date and the Borrower’s filing with the SEC of a report on Form 8-K relating thereto, to Gold Sheets and other similar bank trade publications, such information to be limited solely to deal terms and other information customarily found in such publications or (i) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates.

For purposes of this Section, “Information” means all information received from, or on behalf of, any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or any of their respective businesses, other than any such information (x) that is or becomes generally available to the public other than as a result of disclosure by the Administrative Agent, the Issuing Lenders or any Lender not permitted by this Agreement, (y) was obtained or otherwise became available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof, or (z) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than the Credit Parties or any Subsidiary thereof which source is not known by the Administrative Agent, the Issuing Lender or such Lender, as applicable, to be in breach of confidentiality obligation with respect to the disclosure of such Information.

SECTION 12.12 Performance of Duties.

Each of the Credit Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

SECTION 12.13 All Powers Coupled with Interest.

All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Revolving Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 12.14 Survival.

(a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 12.15 Titles and Captions.

Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 12.16 Severability of Provisions.

Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.17 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterparty hereof. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.18 Term of Agreement.

This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been cash collateralized) and the Revolving Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 12.19 USA PATRIOT Act.

The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower or such Guarantor in accordance with the PATRIOT Act.

SECTION 12.20 Independent Effect of Covenants.

The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII or IX.

SECTION 12.21 Inconsistencies with Other Documents.

In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 12.22 Entire Agreement.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE XIII

GUARANTY

SECTION 13.1 The Guaranty.

In order to induce the Lenders to enter into this Agreement, any Hedge Bank to enter into any Secured Hedge Agreement and any Cash Management Bank to enter into any Secured Cash Management Agreement, and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, any Secured Hedge Agreement and any Secured Cash Management Agreement, each of the Guarantors hereby agrees with the Administrative Agent, the Lenders, each such Hedge Bank and each such Cash Management Bank as follows: each Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all Secured Obligations. If any or all of the indebtedness becomes due and payable hereunder, under any Secured Hedge Agreement or under any Secured Cash Management Agreement, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders and each other Secured Party, or their respective order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Secured Obligations. The Guaranty set forth in this Article XIII is a guaranty of timely payment and not of collection. The word “indebtedness” is used in this Article XIII in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Secured Obligations, arising in connection with this Agreement, the other Loan Documents, any Secured Hedge Agreement or any Secured Cash Management Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the Bankruptcy Code).

SECTION 13.2 Bankruptcy.

Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Secured Obligations of the Borrower to the Secured Parties whether or not due or payable by the Borrower upon the occurrence of any of the events described in

Section 10.1(f) or (g) and unconditionally promises to pay such Secured Obligations to the Administrative Agent for the account of the Secured Parties, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, a Lender or any other Secured Party, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

SECTION 13.3 Nature of Liability.

The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Secured Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Secured Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any other Secured Party on the Secured Obligations which the Administrative Agent, such Lenders or such other Secured Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

SECTION 13.4 Independent Obligation.

The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

SECTION 13.5 Authorization.

Each of the Guarantors authorizes the Administrative Agent, each Lender and each other Secured Party without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Secured Obligations or any part thereof in accordance with this Agreement, and Secured Hedge Agreement and any Secured Cash Management Agreement, as applicable, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Secured Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors and (e) to the extent otherwise permitted herein, release or substitute any Collateral.

SECTION 13.6 Reliance.

It is not necessary for the Administrative Agent, the Lenders or any other Secured Party to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Secured Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

SECTION 13.7 Waiver.

(a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent, any Lender or any to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy available to the Administrative Agent’s, any Lender’s or any other Secured Party whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances), including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Secured Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by Applicable Law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been paid in full and the Revolving Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

(b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Secured Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

(c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders or any other Secured Party against the Borrower or any other guarantor of the Secured Obligations of the Borrower owing to the Lenders or such other Secured Parties (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Secured Obligations shall have been paid in full and the Revolving Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any other Secured Party now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Secured Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the other Secured Parties to secure payment of the Secured Obligations of the Borrower until such time as the Secured Obligations (other than contingent indemnification obligations for which no claim has been made or cannot be reasonably identified by an Indemnitee based on the then-known facts and circumstances) shall have been paid in full and the Revolving Commitments have been terminated.

SECTION 13.8 Limitation on Enforcement.

The Lenders and the other Secured Parties agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or a Hedge Bank or Cash Management Bank that is a Secured Party (and, in the case of any such Hedge Bank or Cash Management Bank, only with respect to obligations under the applicable Secured Hedge Agreement or Secured Cash Management Agreement) and that no Lender, Hedge Bank or Cash Management Bank shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Agreement and for the benefit of any Hedge Bank under any Secured Hedge Agreement and any Cash Management Bank under any Secured Cash Management Agreement.

SECTION 13.9 Confirmation of Payment.

The Administrative Agent and the Lenders will, upon request after payment of the Secured Obligations which are the subject of this Guaranty and termination of the Revolving Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Revolving Commitments relating thereto terminated, subject to the provisions of Section 13.2.

ANNEX I

Schedule 1.1

COMMITMENTS AND COMMITMENT PERCENTAGES

Lenders	Revolving Commitment Amount	Revolving Commitment Percentage	Term Loan Commitment Amount	Term Loan Percentage

Wells Fargo Bank, National Association	$51,666,666.68	17.222222227%	$17,500,000.00	11.666666667%
Citibank, N.A.	$44,166,666.66	14.722222220%	$17,500,000.00	11.666666667%
Bank of America, N.A.	$44,166,666.66	14.722222220%	$17,500,000.00	11.666666667%
PNC Bank, N.A.	$30,000,000.00	10.000000000%	$20,000,000.00	13.333333333%
U.S. Bank National Association	$30,000,000.00	10.000000000%	$20,000,000.00	13.333333333%
Branch Banking and Trust Company	$27,500,000.00	9.166666667%	$17,500,000.00	11.666666667%
JPMorgan Chase Bank, N.A.	$27,500,000.00	9.166666667%	$15,000,000.00	10.000000000%
Comerica Bank	$22,500,000.00	7.500000000%	$7,500,000.00	5.000000000%
Union Bank, N.A.	$12,500,000.00	4.166666666%	$12,500,000.00	8.333333333%
The Northern Trust Company	$10,000,000.00	3.333333333%	$5,000,000.00	3.333333333%

Total	$300,000,000.00	100.0%	$150,000,000.00	100.0%

ANNEX II

Exhibit A-3

FORM OF TERM LOAN NOTE

[see attached]

TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, ORBITAL SCIENCES CORPORATION, a Delaware corporation (the “Borrower”), promises to pay to                              (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                              DOLLARS ($            ) or, if less, the unpaid principal amount of all Term Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of June 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders who are or may become a party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Term Loan Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. All payments of principal and interest on this Term Loan Note shall be payable in lawful currency of the United States in immediately available funds to the account designated in the Credit Agreement.

This Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Loan Note.

IN WITNESS WHEREOF, the undersigned has executed this Term Loan Note under seal as of the day and year first above written.

ORBITAL SCIENCES CORPORATION

By:
Name:
Title:

ANNEX III

EXHIBIT B

FORM OF NOTICE OF BORROWING

[see attached]

NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to [Section 2.3] [Section 4.2] of the Credit Agreement dated as of June 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Orbital Sciences Corporation, a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby requests that the Lenders make [a Revolving Loan] [a Swingline Loan] [a Term Loan] to the Borrower in the aggregate principal amount of $            . (Complete with an amount in accordance with Section 2.3 or 4.1 of the Credit Agreement.)

2. The Borrower hereby requests that such Loan be made on the following Business Day:                             . (Complete with a Business Day in accordance with Section 2.3 of the Credit Agreement for Revolving Loans or Swingline Loans or Section 4.2 for Term Loans).

3. The Borrower hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)	Termination Date for Interest Period (if applicable)

[Base Rate or LIBOR Rate][1]

[1]	Complete with (i) the Base Rate or the LIBOR Rate for Revolving Loans or Term Loans or (ii) the Base Rate for Swingline Loans.

4. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5. All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan (it being understood that the Borrower is making no certification or representation as to any condition in Section 6.1 or Section 6.2 of the Credit Agreement, the satisfaction of which is subject to the Administrative Agent’s discretion).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

ORBITAL SCIENCES CORPORATION

By:
Name:
Title:

ANNEX IV

EXHIBIT D

FORM OF NOTICE OF PREPAYMENT

[see attached]

NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This [irrevocable]2 Notice of Prepayment is delivered to you pursuant to [Section 2.4(c)] [Section 4.4(a)] of the Credit Agreement dated as of June 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Orbital Sciences Corporation, a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]:                             . (Complete with an amount in accordance with Section 2.4 or 4.4 of the Credit Agreement.)

2. The Loan to be prepaid is [check each applicable box]

☐	a Swingline Loan

☐	a Revolving Loan

☐	a Term Loan

3. The Borrower shall repay the above-referenced Loans on the following Business Day:                             . (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Swingline Loan or Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)

4. [The foregoing repayment is contingent upon the consummation of a refinancing of all of the [Credit Facility] [Term Loan Facility] with the proceeds of such refinancing or of an incurrence of Indebtedness, and may be revoked by the Borrower in the event such refinancing or incurrence is not consummated.]

[Signature Page Follows]

[2]	Any Notice of a Prepayment delivered in connection with any refinancing of all of the Credit Facility or all of the Term Loan Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, may be, if expressly so stated to be in paragraph 4., contingent upon the consummation of such refinancing or incurrence and may be revoked by the Borrower in the event such refinancing is not consummated.]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

ORBITAL SCIENCES CORPORATION

By:
Name:
Title:

ANNEX V

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

[see attached]

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D 1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 5.2 of the Credit Agreement dated as of June 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Orbital Sciences Corporation, a Delaware corporation (the “Borrower”), the lenders who are or may become party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

1. The Loan to which this Notice relates is [a Revolving Loan] [a Term Loan].

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of a Base Rate Loan into a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Requested effective date of conversion:

Requested new Interest Period:

☐	Converting a portion of LIBOR Rate Loan into a Base Rate Loan

	Outstanding principal balance:	$

	Principal amount to be converted:	$

Last day of the current Interest Period:

Requested effective date of conversion:

☐	Continuing all or a portion of a LIBOR Rate Loan as a LIBOR Rate Loan

	Outstanding principal balance:	$

	Principal amount to be continued:	$

Last day of the current Interest Period:

Requested effective date of continuation:

Requested new Interest Period:

3. The aggregate principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

ORBITAL SCIENCES CORPORATION

By:
Name:
Title: